EXPLANATORY NOTE

This is a post-qualification amendment to an offering statement on Form 1-A filed by My Racehorse CA LLC (the “Company”). The offering statement was originally filed by the Company on February 22, 2022, and has been amended once since that date. The offering statement, as amended by pre-qualification amendments, was qualified by the U.S. Securities and Exchange Commission (the “Commission”) on May 2, 2022.

Different Series of the Company have already been offered by the Company under the offering statement, as amended and qualified. Each such Series of the Company will continue to be offered and sold by the Company following the filing of this post-qualification amendment until sold out, subject to the offering conditions contained in the offering statement, as qualified. The Series already qualified under the offering statement are as follows:

Series Name	Horse Name (if different)	Qualification Date:
Form 1-A
Series Margarita Friday 19	Straight No Chaser	April 29, 2022
Series War Safe	–	April 29, 2022
Series Tufnel	–	April 29, 2022
Series Who Runs the World	–	April 29, 2022
Series Balletic	–	April 29, 2022
Series Song of Bernadette 20	Cable Boss	April 29, 2022
Series You Make Luvin Fun 19	Magical Ways	April 29, 2022
Series Daring Dancer 20	Boppy	April 29, 2022
Series Chad Brown Bundle	Night Combat Three Jewels Ein Gedi (f.k.a. Splashdown 20)	April 29, 2022
POS-AM #1
Series Fenwick Hall 20	Inspector	May 18, 2022
Series Le Relais 20	Show Your Cards	May 18, 2022
Series Spirit 20	Phantom Ride	May 18, 2022
POS-AM #4
Mo Temptation	–	August 3, 2022
Moonbow 20	Cumberland Falls	August 3, 2022
My Fast One 20	One Fast Dream	August 3, 2022
Helicopter Money	–	August 3, 2022
I’m a Looker 20	Pioneer Prince	August 3, 2022
Stay Fabulous	–	August 3, 2022
POS-AM #5
Series Smart Shopping 21	Seize the Grey	September 6, 2022
Series Patsy’s Kim 21	Lady Blitz	September 6, 2022
POS-AM #8
One Last Night 21	–	November 29, 2022
Sarrocchi 21	–	November 29, 2022
Elarose 21	Secret Crush	November 29, 2022
Song of the Lark 21	–	November 29, 2022
Enchante 21		November 29, 2022
POS-AM #9
Royal Duet	–	February 23, 2023
Kindle 21	–	February 23, 2023
POS-AM #13
Adaay in Asia	–	September 27, 2023
Knarsdale 21	–	September 27, 2023
Alliford Bay 21	–	September 27, 2023
Lovesick 21	–	September 27, 2023
Tamboz 21	–	September 27, 2023

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Series Name	Horse Name (if different)	Qualification Date:
POS-AM#14
Blue Curl 22	–	October 26, 2023
Savvy Sassy 22	–	October 26, 2023
Ishvana 21	–	October 26, 2023
POS-AM#15
Brandy 22	–	November 7, 2023
POS-AM #17
The New York Bred Bundle	Manhattan Twist Miss American Pie Bares Tripper 22 Intellectual and Saratoga Warrior	January 30, 2024
The Incredi-Bundle	Incredible Nina Fever 22 and Madame Secretary	January 30, 2024
Blue Devil	–	January 30, 2024
POS-AM#18
Clair De Lune 22	–	July 10, 2024
POS-AM#19
Formidable Kitt 22	–	August 9, 2024

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Post-Qualification Offering Circular Amendment No. 20

File No. 024-11808

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. To the extent not already qualified under Regulation A, these securities may not be sold nor may offers to buy be accepted prior to the time an offering circular that is not designated as a Preliminary Offering Circular is delivered and the offering statement filed with the Securities and Exchange Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR

SUBJECT TO COMPLETION; DATED AUGUST 22, 2024

MY RACEHORSE CA LLC

2456 Fortune Dr., Suite 110

Lexington, Kentucky 40509

(888) 697-2234

www.myracehorse.com

Series Membership Interests Overview
New Offerings (to be Qualified)
		Number of	Price to Public	Underwriting	Proceeds to
		Shares		Discounts and	Issuer (3)
				Commissions
				(1)(2)
Stylishly 23	Per Unit	1	$228.00	$2.28	$225.72
	Total Maximum	5,000	$1,140,000.00	$11,400.00	$1,128,600.00

Malibu Bonnie 23	Per Unit	1	$79.00	$0.79	$78.21
	Total Maximum	10,000	$790,000.00	$7,900.00	$782,100.00

Spanxamillion 23	Per Unit	1	$174.00	$1.74	$172.26
	Total Maximum	5,000	$870,000.00	$8,700.00	$861,300.00

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Series Membership Interests Overview
Active Offerings (Previously Qualified)
		Number of	Price to Public	Underwriting	Proceeds to
		Shares		Discounts and	Issuer (3)
				Commissions
				(1)(2)
Formidable Kitt 22	Per Unit	1	$132.00	$1.32	$130.68
	Total Maximum	5,000	$660,000.00	$6,600.00	$653,400.00

Blue Devil	Per Unit	1	$75.00	$0.75	$74.25
	Total Maximum	5,100	$382,500.00	$3,825.00	$378,675.00

Clair De Lune 22	Per Unit	1	$83.00	$0.83	$82.17
	Total Maximum	5,000	$415,000.00	$4,150.00	$410,850.00

Series Membership Interests Overview
Closed/ Terminated Offerings (4)
		Number of	Price to Public	Underwriting	Proceeds to
		Shares		Discounts and	Issuer (3)
				Commissions
				(1)(2)
Series Carrothers	Per Unit	1	$101.00	$1.01	$99.99
	Total Maximum	5,100	$515,100.00	$5,151.00	$509,949.00

Series Echo Warrior 19	Per Unit	1	$58.00	$0.58	$57.42
	Total Maximum	6,000	$348,000.00	$3,480.00	$344,520.00

Series Vow	Per Unit	1	$179.00	$1.79	$177.21
	Total Maximum	2,000	$358,000.00	$3,580.00	$354,420.00

Series Miss Sakamoto	Per Unit	1	$54.00	$0.54	$53.46
	Total Maximum	6,000	$324,000.00	$3,240.00	$320,760.00

Series Our Miss Jones 19	Per Unit	1	$156.00	$1.56	$154.44
	Total Maximum	1,200	$187,200.00	$1,872.00	$185,328.00

Series Desire Street 19	Per Unit	1	$201.00	$2.01	$198.99
	Total Maximum	1,020	$205,020.00	$2,050.20	$202,969.80

Series Duke of Love	Per Unit	1	$142.00	$1.42	$140.58
	Total Maximum	2,000	$284,000.00	$2,840.00	$281,160.00

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Series Essential Rose 20	Per Unit	1	$105.00	$1.05	$103.95
	Total Maximum	10,000	$1,050,000.00	$10,500.00	$1,039,500.00

Series Grand Traverse Bay 20	Per Unit	1	$121.00	$1.21	$119.79
	Total Maximum	750	$90,750.00	$907.50	$89,842.50

Series Daring Dancer 20	Per Unit	1	$135.00	$1.35	$133.65
	Total Maximum	750	$101,250.00	$1,012.50	$100,237.50

Series Chad Brown Bundle	Per Unit	1	$234.00	$2.34	$231.66
	Total Maximum	5,000	$1,170,000.00	$11,700.00	$1,158,300.00

Series Song of Bernadette 20	Per Unit	1	$97.00	$0.97	$96.03
	Total Maximum	5,100	$494,700.00	$4,947.00	$489,753.00

Fenwick Hall 20	Per Unit	1	$202.00	$2.02	$199.98
	Total Maximum	1,200	$242,400.00	$2,424.00	$239,976.00

Series War Safe	Per Unit	1	$146.00	$1.46	$144.54
	Total Maximum	2,000	$292,000.00	$2,920.00	$289,080.00

Spirit 20	Per Unit	1	$84.00	$0.84	$83.16
	Total Maximum	3000	$252,000.00	$2,520.00	$249,480.00

Series Margarita Friday 19	Per Unit	1	$166.00	$1.66	$164.34
	Total Maximum	2000	$332,000.00	$3,320.00	$328,680.00

Series Tufnel	Per Unit	1	$62.00	$0.62	$61.38
	Total Maximum	5,200	$322,400.00	$3,224.00	$319,176.00

Series Who Runs the World	Per Unit	1	$104.00	$1.04	$102.96
	Total Maximum	5100	$530,400.00	$5,304.00	$525,096.00

Series Balletic	Per Unit	1	$80.00	$0.80	$79.20
	Total Maximum	10000	$800,000.00	$8,000.00	$792,000.00

Le Relais 20 (5)	Per Unit	1	$165.00	$1.65	$163.35
	Total Maximum	3,000	$495,000.00	$4,950.00	$490,050.00

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Stay Fabulous	Per Unit	1	$124.00	$1.24	$122.76
	Total Maximum	2,500	$310,000.00	$3,100.00	$306,900.00

My Fast One 20	Per Unit	1	$165.00	$1.65	$163.35
	Total Maximum	2,000	$330,000.00	$3,300.00	$326,700.00

Moonbow 20	Per Unit	1	$86.00	$0.86	$85.14
	Total Maximum	2,500	$215,000.00	$2,150.00	$212,850.00

Helicopter Money	Per Unit	1	$67.00	$0.67	$66.33
	Total Maximum	3,000	$201,000.00	$2,010.00	$198,990.00

Series You Make Luvin Fun 19	Per Unit	1	$75.00	$0.75	$74.25
	Total Maximum	6,000	$450,000.00	$4,500.00	$445,500.00

Mo Temptation	Per Unit	1	$87.00	$0.87	$86.13
	Total Maximum	3,500	$304,500.00	$3,045.00	$301,455.00

I'm a Looker 20	Per Unit	1	$145.00	$1.45	$143.55
	Total Maximum	4,000	$580,000.00	$5,800.00	$574,200.00

Smart Shopping 21 (7)	Per Unit	1	$127.00	$1.27	$125.73
	Total Maximum	5,000	$635,000.00	$6,350.00	$628,650.00

Sarrocchi 21	Per Unit	1	$128.00	$1.28	$126.72
	Total Maximum	5,000	$640,000.00	$6,400.00	$633,600.00

Elarose 21	Per Unit	1	$64.00	$0.64	$63.36
	Total Maximum	10,000	$640,000.00	$6,400.00	$633,600.00

Song of the Lark 21	Per Unit	1	$137.00	$1.37	$135.63
	Total Maximum	2,550	$349,350.00	$3,493.50	$345,856.50

Patsy's Kim 21	Per Unit	1	$133.00	$1.33	$131.67
	Total Maximum	5,000	$665,000.00	$6,650.00	$658,350.00

One Last Night 21	Per Unit	1	$113.00	$1.13	$111.87
	Total Maximum	3,000	$339,000.00	$3,390.00	$335,610.00

Enchante 21	Per Unit	1	$99.00	$0.99	$98.01
	Total Maximum	6,000	$594,000.00	$5,940.00	$588,060.00

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Kindle 21	Per Unit	1	$71.00	$0.71	$70.29
	Total Maximum	5,500	$390,500.00	$3,905.00	$386,595.00

Royal Duet	Per Unit	1	$202.00	$2.02	$199.98
	Total Maximum	5,100	$1,030,200.00	$10,302.00	$1,019,898.00

Savvy Sassy 22	Per Unit	1	$148.00	$1.48	$146.52
	Total Maximum	3,750	$555,000.00	$5,550.00	$549,450.00

Ishvana 21 (6)	Per Unit	1	$68.00	$0.68	$67.32
	Total Maximum	5,100	$346,800.00	$3,468.00	$343,332.00

Knarsdale 21	Per Unit	1	$112.00	$1.12	$110.88
	Total Maximum	5,100	$571,200.00	$5,712.00	$565,488.00

Alliford Bay 21	Per Unit	1	$93.00	$0.93	$92.07
	Total Maximum	3,750	$348,750.00	$3,487.50	$345,262.50

Lovesick 21	Per Unit	1	$39.00	$0.39	$38.61
	Total Maximum	13,333	$519,987.00	$5,199.87	$514,787.13

Tamboz 21	Per Unit	1	$103.00	$1.03	$101.97
	Total Maximum	6,500	$669,500.00	$6,695.00	$662,805.00

Brandy 22	Per Unit	1	$85.00	$0.85	$84.15
	Total Maximum	9,000	$765,000.00	$7,650.00	$757,350.00

The Incredi- Bundle	Per Unit	1	$108.00	$1.08	$106.92
	Total Maximum	10,200	$1,101,600.00	$11,016.00	$1,090,584.00

Blue Curl 22	Per Unit	1	$81.00	$0.81	$80.19
	Total Maximum	5,100	$413,100.00	$4,131.00	$408,969.00

Adaay In Asia	Per Unit	1	$82.00	$0.82	$81.18
	Total Maximum	5,100	$418,200.00	$4,182.00	$414,018.00

The NY Bred Bundle	Per Unit	1	$225.00	$2.25	$222.75
	Total Maximum	5,100	$1,147,500.00	$11,475.00	$1,136,025.00

(1)	The Company has engaged Dalmore Group, LLC (“Dalmore”), Member FINRA/SIPC, to act as the broker/dealer of record for all offerings and, thus, they will be entitled to a Brokerage Fee as reflected herein and described in greater detail under “Plan of Distribution and Subscription Procedure – Broker” and “– Fees and Expenses” and per the Broker-Dealer Agreement.

(2)	No underwriter has been engaged in connection with the Offering. The securities being offered hereby will only be offered through Dalmore Group LLC, which acts as the broker/dealer of record and is a registered broker dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend to distribute all offerings of membership interests in any series of the Company principally through the MyRacehorse™ Platform as described in greater detail under “Plan of Distribution and Subscription Procedure.”

(3)	The use of proceeds for each Series assumes a fully subscribed Series, including interests previously issued under prior offerings of the applicable Series Interests, if any.

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(4)	The following offerings were terminated/closed:

•       On April 20, 2022, the Series Essential Rose 20 was sold out and closed.

•       On April 20, 2022, the Series Carrothers was sold out and closed.

•       On April 20, 2022, the Series Our Miss Jones 19 was sold out and closed.

•       On April 20, 2022, the Series Desire Street 19 was sold out and closed.

•       On April 20, 2022, the Series Duke of Love was closed.

•       On April 20, 2022, the Series Echo Warrior 19 was sold out and closed.

•       On April 20, 2022, the Series Grand Traverse Bay 20 was sold out and closed.

•       On April 20, 2022, the Series Vow was sold out and closed.

•       On April 20, 2022, the Series Miss Sakamoto was sold out and closed.

•       On May 6, 2022, the Series Daring Dancer 20 was sold out and closed.

•       On May 6, 2022, the Series Chad Brown Bundle was sold out and closed.

•       On May 6, 2022, the Series Song of Bernadette 20 was sold out and closed.

•       On May 11, 2022, the Series War Safe was sold out and closed.

•       On May 31, 2022, the Series Fenwick Hall 20 was sold out and closed.

•       On June 9, 2022, the Series Spirit 20 was sold out and closed.

•       On August 3, 2022, the Series Le Relais 20 was sold out and closed.

•       On August 10, 2022, the Series Margarita Friday 19 was sold out and closed.

•       On August 10, 2022, the Series Balletic was sold out and closed.

•       On August 10, 2022, the Series Tufnel was sold out and closed.

•       On August 10, 2022, the Series Who Runs the World was sold out and closed.

•       On August 23, 2022, the Series My Fast One 20 was sold out and closed.

•       On August 23, 2022, the Series Helicopter Money was sold out and closed.

•       On August 24, 2022, the Series Stay Fabulous was sold out and closed.

•       On August 25, 2022, the Series Moonbow 20 was sold out and closed.

•       On October 20, 2022, the Series You Make Lovin Fun was sold out and closed.

•       On October 20, 2022, the Series Mo Temptation was sold out and closed.

•       On October 20, 2022, the Series I’m a Looker 20 was sold out and closed.

•       On November 1, 2022, the Series Smart Shopping 21 was sold out and closed.

•       On January 11, 2023 the Series Sarrocchi 21 was sold out and closed.

•       On January 13, 2023 the Series Song of the Lark 21 was sold out and closed.

•       On January 19, 2023 the Series Elarose 21 was sold out and closed.

•       On January 28, 2023 the Series Patsy’s Kim 21 was sold out and closed.

•       On February 23, 2023 the Series One Last Night 21 was sold out and closed.

•       On March 18, 2023 the Series Kindle 21 was sold out and closed.

•       On August 15, 2023 the Series Royal Duet was sold out and closed.

•       On October 27, 2023 the Series Ishvana 21 was closed prior to offering any shares.

•       On November 10, 2023 the Series Savvy Sassy 22 was sold out and closed.

•       On November 3, 2023 the Series Knarsdale 21 was sold out and closed.

•       On November 6, 2023 the Series Alliford Bay 21 was sold out and closed.

•       On November 6, 2023 the Series Lovesick 21 was sold out and closed.

•       On November 9, 2023 the Series Tamboz 21 was sold out and closed.

•       On November 24, 2023 the Series Brandy 22 was sold out and closed.

•       On February 10, 2024 the Series Blue Curl 22 was sold out and closed.

•       On February 28, 2024 the Series Adaay in Asia was sold out and closed.

•       On May 11, 2024 the Series Incredi-Bundle was sold out and closed.

•       On July 11, 2024 the Series New York Bred Bundle was sold out and closed.

viii

(5)	On August 4, 2022, Show Your Cards, the underlying asset of Series Le Relais 20, was humanely euthanized. The Company held mortality insurance on Show Your Cards. After making the applicable, pro rata distribution payment to members of Series Le Relais 20, net of any and all expenses, the Manager intends to terminate and wind up Series Le Relais 20 because Series Le Relais 20 will no longer have any assets or liabilities. See also the Company’s Form 1-U filed with the Commission on August 8, 2022.

(6)	On October 27, 2023 it was determined that Ishvana 21, the underlying asset of Series Ishvana 21, suffered a career ending injury and shares would not be offered for sale.

(7)

On July 20, 2024 The Series Smart Shopping 21 sold an undivided 90% interest (the “Breeding Interest”) in and to the Breeding Qualities in accordance with the terms and conditions contained in this Purchase Agreement to Gainesway Thoroughbreds LTD. The initial payment for 90% of the Breeding Qualities was based on a $3,500,000 valuation with additional incentives (kickers) if Seize the Grey, the underlying asset in The Series Smart Shopping 21, wins additional races in 2024 and 2025. See also the Company’s Form 1-U files with the Commission on July 15, 2024.

My Racehorse CA LLC, a Nevada series limited liability company (“we,” “us,” “our,” “MRH” or the “Company”) is offering, on a best efforts basis, up to the amount of membership interests of each of the series of the Company (the “Maximum”) without any minimum target as set forth in the above table entitled “Series Membership Interests Overview.”

All of the series of the Company offered hereunder may collectively be referred to herein as the “Series” and each, individually, as a “Series”. The interests of all Series described above may collectively be referred to herein as the “Interests” and each, individually, as an “Interest” and the offerings of the Interests may collectively be referred to herein as the “Offerings” and each, individually, as an “Offering”.

An Offering Circular, presented in Offering Circular format, was filed with the Securities and Exchange Commission (the “Commission”) and was qualified by the Commission on May 2, 2022 (the “Original Offering Circular”). This Post-Qualification Amendment No. 20 to the Original Offering Circular describes each individual Series set forth in the above table entitled “Series Membership Interests Overview.”

Series Interests are available to buy as an investment in a Series (the buying of a Series Interest refers to the ability to buy an investment in a Series as an “Investor”) exclusively through the MyRacehorse™ Platform and will be issued in book-entry electronic form only. Vertalo, Inc. has been engaged as the Company’s SEC-registered transfer agent and registrar of the Series Interests pursuant to Section 17A(c) of the Exchange Act.

A purchaser of the Interests shall be deemed an “Investor” or “Interest Holder” and become members of the specific series of the Company it purchases Interests in, upon the execution of such series agreement (the “Series Agreement”) will be bound by the terms of such Series Agreement and the Company’s Second Amended and Restated Operating Agreement, dated April 27, 2022 (each a “Member”) There will be separate closings with respect to each Offering. The Company will commence such offerings within two calendar days of qualification with the Commission as provided in Rule 251(d)(3)(i)(F). The Company may undertake one or more closings on a rolling basis with respect to each Offering (each, a “Closing”). After each Closing, funds tendered by Investors will be available to the Company. Because the Offering is being made on a best efforts basis and without a minimum offering amount, the Company may close the offering at any level of proceeds raised. Each such Offering shall be terminated on the earlier of (i) the date subscriptions for the Maximum Interests of such Series have been accepted, (ii) a date determined by the Manager in its sole discretion, or (iii) the date which is one year from the date this Offering Circular is qualified by the Commission which period may be extended by an additional six months by the Manager in its sole discretion.

No securities are being offered by existing security holders. Each Offering is being conducted under Regulation A (17 CFR 230.251 et. seq.) and the information contained herein is being presented in Offering Circular format. See “Plan of Distribution and Subscription Procedure” and “Description of Interests Offered” for additional information.

GENERALLY, NO SALE MAY BE MADE TO YOU IN ANY OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sales of these securities in, any state in which such offer, solicitation or sale would be unlawful before registration or qualification of the offer and sale under the laws of such state.

An investment in the Interests involves a high degree of risk. See the section titled, “Risk Factors”, herein for a description of some of the risks that should be considered before investing in the Interests.

ix

MY RACEHORSE CA LLC

x

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Offering Circular is part of the Offering Statement on Form 1-A (File No. 024-11808) that was qualified by the Commission on May 2, 2022 (“Offering Statement”). We hereby incorporate by reference into this Offering Circular the information contained in the following filings by My Racehorse CA LLC with the Commission, to the extent not otherwise modified or replaced by a subsequent filing:

1.	The following sections of the Post-Qualification Amendment No. 14 to Offering Statement:

•	Cautionary Note Regarding Forward Looking Statements
•	Offering Summary
•	Risk Factors
•	Potential Conflicts of Interest
•	Dilution
•	Use of Proceeds
•	Descriptions of Assets
•	Distributed Cash
•	Plan of Distribution and Subscription Procedure
•	Description of the Business
•	Management
•	Compensation
•	Principal Interest Holders
•	Description of Interests Offered
•	Material United States Tax Considerations
•	Where to Find Additional Information

2.	The following sections of the Company’s Annual Report on Form 1-K for the Fiscal Year Ended December 31, 2023:

•	Management’s Discussion and Analysis of Financial Condition and Results of Operations
•	Interest of Management and Others in Certain Transactions
•	Financial Statements and Accompanying Notes for the Fiscal Years ending December 31, 2022 and 2023

Any statement contained in any document incorporated by reference into this Offering Circular will be deemed modified or superseded for the purposes of this Offering Circular to the extent that a statement contained in this Offering Circular modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Offering Circular. From time to time, we may file an additional Post-Qualification Amendment or provide an “Offering Circular Supplement” that may add, update or change information contained in this Offering Circular. Note that any statement we make in this Offering Circular will be modified or superseded by an inconsistent statement made by us in a subsequent Offering Circular Supplement or Post-Qualification Amendment.

1

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding:

•	our development plans for our business;
•	our strategies and business outlook;
•	the racing prospects for the respective Underlying Assets;
•	potential distributions or dividends of race winnings and other revenue sources;
•	anticipated development of the Company, the Manager and each Series of the Company;
•	the overall growth of the horse racing industry;
•	our compliance with regulatory matters (including the Investment Company Act, Investment Advisers Act and state securities regulations);
•	the development of the MyRacehorse™ Platform (defined below); and
•	various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations).

These forward-looking statements express the Manager’s expectations, hopes, beliefs, and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates”, “believes”, “continue”, “could”, “estimates”, “expects”, “intends”, “may”, “might”, “plans”, “possible”, “potential”, “predicts”, “projects”, “seeks”, “should”, “will”, “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict. Neither the Company nor the Manager can guarantee future performance, or that future developments affecting the Company, the Manager or the MyRacehorse™ Platform will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere herein and in the Exhibits hereto. You should read the entire Offering Circular and carefully consider, among other things, the matters set forth in the section captioned “Risk Factors.” You are encouraged to seek the advice of your attorney, tax consultant, and business advisor with respect to the legal, tax, and business aspects of an investment in the Interests. All references in this Offering Circular to “$” or “dollars” are to United States dollars.

The Company:	The Company is My Racehorse CA LLC, a Nevada series limited liability company formed on December 27, 2016.

Underlying Asset(s) and Offering Per Series Interest:	The Underlying Asset for each Series and the Offering Price per Interest for each respective Series is set forth in the description for such asset herein.

The assets of all Series described below may collectively be referred to herein as the “Underlying Assets” and each, individually, as an “Underlying Asset.” It is not anticipated that any of the Series would own any assets other than said interest in such Underlying Asset, plus certain prepaid cash reserves for insurance and other administrative expenses pertaining to the Series and amounts earned from the monetization of such Underlying Asset.

Securities Offered:	Investors will acquire membership interests in a Series of the Company, each of which is intended to be a separate series of the Company for purposes of assets and liabilities. It is intended that owners of interests in a Series will only have assets, liabilities, profits and losses pertaining to the specific Underlying Assets owned by that Series. For example, an owner of interests in Series Formidable Kitt 22 will only have an interest in the assets, liabilities, profits and losses pertaining to Series Formidable Kitt 22 and its related operations and not as it relates to Series Blue Devil or any other series. See the “Description of Interests Offered” section for further details. The Interests will be non-voting except with respect to certain limited matters set forth in the Second Amended and Restated Series Limited Liability Company Agreement of the Company (the “Company Agreement” or “Operating Agreement”). The purchase of membership interests in a Series of the Company is an investment only in that Series (and with respect to that Series’ Underlying Asset) and not an investment in the Company as a whole.

Investors/Members:	A purchaser of the Interests shall be deemed an “Investor” or “Interest Holder” and become a Member of such series it invests in. The purchase of membership interests in a Series of the Company is an investment only in that Series (and with respect to that Series’ Underlying Asset) and not an investment in the Company as a whole. Each Investor must be a “qualified purchaser.” See “Plan of Distribution and Subscription Procedure – Investor Suitability Standards” for further details. The Manager may, in its sole discretion, decline to admit any prospective Investor, or accept only a portion of such Investor’s subscription, regardless of whether such person is a “qualified purchaser”.

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Manager:

Experiential Squared, Inc., a Delaware corporation, will serve as the manager of the Company and of each Series (the “Manager” or “Experiential”) pursuant to that certain Management Services Agreement (the “Management Agreement”). Experiential offers leading horse racing management services. Experiential employs a team of experts in horse racing management including a resident veterinarian, a global Head of Bloodstock and Stable management and multiple racing mangers, based in the three major US horse racing markets; Kentucky, California and New York. These experts have over 100 years combined experiences, buying, selling and managing racehorses. Experiential also owns and operates a web platform and a mobile app-based investment platform called MyRacehorse™ (the MyRacehorse™ platform and any successor platform used by the Company for the offer and sale of interests, shall be referred to as the “MyRacehorse™ Platform”), which is licensed to the Company pursuant to the terms of the Management Agreement, through which the Interests are sold.

The Manager and/or its affiliates may, from time to time, purchase Interests at their discretion on the same terms and conditions as the Investors. The Company, the Manager, its affiliates and/or third parties may also (1) acquire horses that are listed on MyRacehorse.com pursuant to (a) a profit participation convertible promissory note, or (b) a convertible promissory note with an “original issue discount” (an “OID Convertible Promissory Note” and, each, a “Promissory Note”), each of which shall be between the Series and lender or (2) have the Series acquire the horses upon close of the respective offering. In many instances, said lender will have a right, prior to completion of the Offering, to convert into the unsold portion of the offering prior to being fully funded and, as applicable, has retained an “original issue discount” which is a form of guaranteed interest above the principal balance of such OID Convertible Promissory Note. The exact terms of such Promissory Note will be described in detail in each Description of Series below and copies of such agreements are attached hereto and incorporated by reference herein.

Broker:

The Company has entered into an agreement with Dalmore Group, LLC (“Dalmore” or the “Broker”) a New York limited liability company and a broker-dealer which is registered with the Commission and is registered in each state where such Offering will be made prior to the launch of such Offering. Dalmore will act as the broker/dealer of record for each transaction and provide related services in connection with such Offering as described in the Broker-Dealer Agreement incorporated by reference as Exhibit 6.2.

Dalmore is a member of FINRA.

Minimum Interest purchase:

The minimum subscription by an Investor is 1 Interest in a Series. Notwithstanding the foregoing, the Manager has discretion to increase the minimum subscription by an Investor to greater than 1 Interest in a Series.

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Purchase Price Consideration; Gift Cards:

The Purchase price for an Investor’s subscription will be payable in cash in United States Dollars at the time of subscription.

In addition, the Company sells gift cards for cash that are redeemable only for merchandise, racetrack experiences and as consideration for the purchase of Interests on the MyRacehorse™ Platform.

The gift cards are valued at the cash value paid (e.g. if a purchaser pays $100 they get a gift card with a $100 value), are not redeemable for cash (except as required by applicable law), have no expiration date and may be used solely on the MyRacehorse™ Platform. There are no discounts, differentiated pricing or other more favorable offering terms given or credited to Investors that use gift cards in connection with the purchase of Interests.

To the extent even a $1 balance on a gift card remains, it can be used towards the purchase of Interests in combination with cash.

Gift cards can also be purchased by 3rd party businesses looking to provide gifts, perks, promotions or incentives to their customers, clients or employees.

The recipient or user of a gift card, regardless of how it was obtained will still need to qualify as a “qualified purchaser” to invest and will be subject to the same subscription process as Investors that subscribe for cash. See “Investor Suitability Standards” and “Plan of Distribution and Subscription Procedure” for more information.

Offering Size:	There is no minimum offering amount for the sale of Interests in each Offering. The Maximum Interests offered per Series is set forth in the “Series Membership Interests Overview” table set forth above.

Offering Period:	There will be a separate closing for each Offering. Each Offering is being conducted on a best efforts basis without any minimum target. The Company undertakes closings on a rolling basis for each Offering. After each closing, funds tendered by Investors will be available to the Company. Because each Offering is being made on a best efforts basis and without a minimum offering amount, the Company may close each Offering at any level of proceeds raised. Each respective Offering shall be terminated on the earlier of (i) the date subscriptions for the Maximum Interests of such Series have been accepted, (ii) a date determined by the Manager in its sole discretion, or (iii) the date which is one year from the date this Offering Circular is qualified by the Commission which period may be extended by an additional six months by the Manager in its sole discretion.

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Additional Investors:	After the Closing of each Offering, no Member will be required to make additional capital contributions. If a Series’ funds are insufficient to meet the needs of the Series, the Manager may (a) advance or loan funds to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and be entitled to reimbursement of such amount from future revenues generated by such Series, and/or (b) cause additional Interests to be issued in order to cover such additional amounts.

In the event that the Manager determines to issue additional Interests (as described in (b) above), the Manager shall notify the Members of the need for additional capital and the Members may be permitted, but not required, to make additional capital contributions to the Series on a pro-rata basis. In the event all Members do not make additional capital contributions, the Manager has discretion to sell additional Interests to third parties to meet the capital needs of such Series.

Use of Proceeds:

The proceeds received by a Series from its respective Offering will be applied in the following order of priority of payment:

(A) Management/Due Diligence Fee: The Manager charges a fixed Management/Due Diligence Fee of up to 15.0% of the offering proceeds, which will cover the Manager’s work on behalf of a Series during its lifecycle. This includes a Due Diligence Fee which is a fee paid to Manager as compensation for due diligence services in evaluating, investigation and discovering the Underlying Assets and establishing the Series, not to exceed the maximum Due Diligence Fee as detailed in the Use of Proceeds for each Series. This fee includes the costs associated with managing all aspects of the selection of horses and the establishment of a series. This also includes the selection and oversight of third-party contractors such as attorneys, accountants, and bloodstock agents. In addition, ongoing work for management and decision-making related to veterinarians, co-owners, trainers, boarding facilities and review and audit of bills (from veterinarians, trainers, farriers etc.) will be covered here. In addition to this Management/Due Diligence Fee, the Manager will also be entitled to a “Management Performance Bonus” and a “Final Gross Proceeds Fee” which will only accrue in certain circumstances as described below.

(B) Organizational and Experiential Fee: This fee covers several organizational and experiential aspects of the business up to 12.50% of the gross cash proceeds. First, any Offering Expenses associated with an offering, including actual legal, accounting, audit, underwriting, filing and compliance costs incurred by the Company in connection with an Offering of a Series of Interests (and excludes such future ongoing costs described in Operating Expenses), as applicable, paid to legal advisors and other third parties, as the case may be, will be covered. Second, fees paid to the Manager for the experiential activities associated with ownership of a racehorse in a Series, including marketing costs, event planning, content development and hosting on the MyRacehorse™ Platform, and Membership Experience Programs (as discussed further in the “Description of the Business”). This fee may be discounted for certain Series or such fees could be capped for Investors with multiple or sizable Series investments (which would have the result of a discounted effective Offering Price to such frequent or large-scale Investors). To the extent that there are any discounts or a deviation from the disclosed Fees and Expenses, then such disclosures will be memorialized in the description of the corresponding Series in which the respective discount or deviation applies.

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(C) Asset Cost of the Underlying Asset: Actual cost of the Underlying Asset paid to the Horse Seller (which may have been paid off prior to such Offering through a loan to the Company), including any accrued interest under potential loans to the Series and through down-payments by the Manager and/or its affiliates to acquire an interest in the Underlying Asset prior to an Offering; and will include sales tax and/or an up to 5.0% Bloodstock Fee (defined below), if applicable in selecting the Underlying Asset.

(D) Brokerage Fee: A fee equal to 1.0% of the amount raised through this Offering (which excludes any Interests purchased by the Manager, its affiliates or the Horse Sellers) paid to Dalmore as compensation for brokerage services.

(E) Bloodstock Fee: A fee equal to up to 5.0% payable to the Manager  (“Bloodstock Fee”). The Bloodstock Fee may vary depending on the specific terms and conditions negotiated in connection with each Series and Underlying Asset and is payable to the Manager related to work done assessing a potential transaction. Please review the Use of Proceeds for each Series for exact details.

(F) Use Tax: A form of sales tax that is paid by the Company and is (1) imposed on the use, storage, or consumption of an item, and (2) is complementary to a general sales tax that would be deductible with respect to similar items, as such term is defined by 26 U.S. Code Section 164 (“Use Tax”). The Use Tax may vary depending on the specific terms and conditions negotiated in connection with each Series and Underlying Asset. Please review the Use of Proceeds for each Series for exact details.

(G) Operating Expense Reserve. A portion of the offering amount goes to prepaid expense reserves to cover “Operating Expenses” of a Series as described below.

The Manager bears all expenses related to item (C) above on behalf of a Series and is reimbursed by a Series through the proceeds of a successful offering. In addition, the Manager or an affiliate may loan the Company or a Series the funds required to pay any costs identified in item (B), which will be reimbursed through the proceeds of a successful offering or refunded if an offering is aborted. Any loans made under item (C), other than down-payments, accrue interest at the Applicable Federal Rate (as defined in the Internal Revenue Code).

See “Use of Proceeds” for each Series and “Plan of Distribution and Subscription Procedure – Fees and Expenses” sections for further details on the specific fees charged as to each individual Series.

Operating Expenses:	“Operating Expenses” are costs and expenses attributable to the activities of the Series (collectively, “Operating Expenses”), which may be as much as or greater than the actual cost of a Series’ interest in the applicable Underlying Asset, including:

•	costs incurred in managing the Underlying Asset, including, but not limited to boarding, maintenance, training and transportation costs (the “Upkeep Fees”);

•	costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Underlying Asset, vet checks, etc. related to the pre-offering operation of the Underlying Asset (“Prepaid Expenses”), and, to the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after the acquisition of the Underlying Asset;

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•	costs incurred in preparing any reports and accounts of the Series, including any tax filings and any annual audit of the accounts of the Series (if applicable) or costs payable to any third-party registrar or transfer agent or governmental body and any reports to be filed with the Commission including periodic reports on Forms 1-K, 1-SA and 1-U;

•	any indemnification payments; and

•	any and all insurance premiums or related expenses in connection with the Underlying Asset, including mortality, loss of use, liability and/or medical insurance of the Underlying Asset to insure against the death, injury or third party liability of racehorse ownership (as described in “Description of the Business – Business of the Company”). The decision to purchase insurance on a horse is made on a horse-by-horse basis. THERE IS NO GUARANTEE THAT A HORSE YOU INVEST IN WILL BE INSURED.

The Company has purchased mortality insurance for Stylishly 23, Malibu Bonnie 23, Spanxamillion 23, Formidable Kitt 22, Clair De Lune 22, and Blue Devil.

Mortality insurance is a very dynamic process in horse racing. The estimated value of a horse can fluctuate after each race. The Series, through its relationship with the Manager reviews policies and increases, decrease, and maintain the insurance values predicated on their estimates of value. The Company, through its Manager may choose not to insure a horse from the outset. See the “Description” of such Series herein to confirm the status of insurance as to each such Series.

See “Use of Proceeds” for each such Series for reference to inclusion of Prepaid Expenses in Operating Expenses for a Series-by-Series determination.

We anticipate that for a majority of the Offerings, we will allocate a sizable portion of such Offering to a cash reserve to be spent on Upkeep Fees which cover operating expenses related specifically to the training, upkeep and maintenance of the applicable Underlying Asset, such functions which are managed and executed by the Manager on behalf of each Series. However, if the Operating Expenses exceed the amount of revenues generated from the applicable Underlying Asset, the Manager may (a) advance or loan the amount of the Operating Expenses to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and be entitled to reimbursement of such amount from future revenues generated by such Series (“Operating Expenses Reimbursement Obligation(s)”), and/or (b) cause additional Interests to be issued in order to cover such additional amount. In such cases, until a Series generates revenues from its interest in the applicable Underlying Asset, we expect a Series to, initially, deplete only the Upkeep Fees. We may incur Operating Expenses Reimbursement Obligations if the Manager pays such Operating Expenses incurred and such Operating Expenses exceed revenues and Upkeep Fees. See discussion of “Description of the Business – Operating Expenses” for additional information.

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In addition, the Manager, in these types of Offerings, retains discretion to also (a) loan the amount of the Operating Expenses to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and/or (b) cause additional Interests to be issued in order to cover such additional amounts.

Regardless of the type of Offering, an Interest Holder will be liable only to the extent of their agreed upon capital contributions and, if no such capital remains at dissolution, such Interest Holder will not be liable for the failure of a Series to repay its underlying debt or liabilities, including the Operating Expenses Reimbursement Obligations.

Further issuance of Interests:	A further issuance of Interests of a Series may be made in the event the Operating Expenses of that Series exceed the income generated from its interest in the Underlying Asset and cash reserves of that particular Series. This may occur if the Company does not take out sufficient amounts under an Operating Expenses Reimbursement Obligation to pay such excess Operating Expenses, or the Manager does not pay such amounts without seeking reimbursement.

Co-Ownership Agreements; Bonuses; Kickers:

The Company, through individual Series, intends to purchase interests in racehorses. These Underlying Assets will be owned either with (1) a majority controlling interest, or (2) 100% ownership. The Series’ percentage ownership in a specific horse is determined on a series-by-series basis as described in such Series’ “Description” in this Offering Circular. For Underlying Assets not owned 100%, the Series will enter into an agreement with other owners of the Underlying Asset (“Co-Owners”) which will govern the rights of the Series vis-à-vis the other Co-Owners and the Underlying Asset (the “Co-Ownership Agreements”).

As an owner of a racehorse, the individual Series will receive a percentage of the purse winnings that is equal to its ownership percentage, as well as other revenue-generating events including, race Bonuses (as described below), sale of the racehorse via claiming, auction or private sale, marketing or sponsorship activities (this does not include merchandise as that is the property of the Manager) and the sale of future breeding rights less expenses and liabilities (including “Kickers” if any as described below). If the Series decides to breed the horse (rather than sell) and the breeding equity is included in the Co-Ownership Agreement (breeding equity is included in all Series that are not “Racing Leases”), then Investors will receive their pro rata share of net proceeds. Similarly, the individual Series will be responsible for the expenses of the racehorse/breeding horse at a rate equal to its ownership percentage. These expenses will often be payable directly by the Series. Copies of such Co-Ownership Agreements for each respective Series are attached as exhibits hereto and descriptions of such terms are included with each Series’ respective description herein.

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Certain of the Series’ Co-Ownership Agreements may include bonuses related to winning of graded stakes races in the form of promotional bonuses, (“Promotional Bonuses”), future stallion bonuses (“Future Stallion Bonuses”) or future broodmare bonuses (“Future Broodmare Bonuses,”) (collectively referred to as “Bonuses”). The Future Stallion Bonuses may be voided prior to being earned to the extent a decision is made by the Co-Owners to geld the racehorse in the discretion of the Manager or the Co-Ownership (typically due to health and safety concerns or to better maximize its racing career prospects). These Bonuses will be distributable (less expenses, reserves, etc.) as in the same manner generic race winnings as described in “Distributable Cash” below.

In addition, certain Co-Ownership Agreements may be negotiated with the original horse seller for a payment to the seller upon a horse winning certain races or awards (the “Kickers”). Kickers are contractual obligations of a Series to the original seller of a horse which could result in a payment obligation to the seller upon the happening of certain events like Grade 1 race wins. They act as a “performance bonus” and are tied to certain revenue-generating events in the life of the Series. In the event that a Co-Ownership Agreement contains a Kicker, the campaign page, which screenshots are included in each series description contained herein, will contain express descriptions of the Kicker, its terms and its impact on such Series.

Such Kickers are payable out of race winnings and often offset and reduce the short-term Distributable Cash of a Series. However, the upside associated with breeding equity of a horse that has hit a Kicker can significantly increase the long-term value of a Series whether upon a sale of the Underlying Asset or the future revenue generated by breeding.

Each Kicker can be generally seen as a contingent liability of that Series that, when triggered, becomes a liability payable by that Series prior to any distributions to that Series’ members. This is the same case as it relates to any expenses of the Series or reserves needed to be maintained for the ongoing operations of such Series. As a result of such liability, Distributable Cash (as defined below) may be considerably less than stated race winnings.

In any event, a Series member will be liable only to the extent of their agreed upon capital contributions and, if no such capital remains at dissolution or at the time a Kicker payment is due, such Series member will not be liable for the failure of a Series to repay its underlying debt or liabilities, including the payment of any Kickers.

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Racing Leases:

As an alternative to the Co-Ownership racehorse ownership structures discussed above, which include the purchase and sale with the full ownership of a horse, for certain Series, the Company, through individual Series, may enter into lease agreements or “racing leases” which will entitle the Series to the exclusive right to “all of the racing qualities of an ownership interest in the horse” including the operation of such horse during a set racing term (typically 1 year) in exchange for an upfront lease fee. The Series’ percentage lease interest in a specific horse is determined on a series-by-series basis. This means that the Series will enter into an agreement with other owners of the Underlying Asset (“Owners”) which will govern the rights of the Series during the lease term and the operation of the Underlying Asset (the “Lease Agreement”).

As the lessee of a racehorse, the individual Series will receive a percentage of the purse winnings that is equal to its lessee percentage, as well as other revenue-generating events as well as marketing and advertising related revenues (excluding merchandise that is either the asset of the lessor or the manager). Similar to the Co-Ownership arrangements, the individual Series in the Lease Agreement will be responsible for the expenses of the racehorse at a rate equal to its lessee percentage. These expenses will often be payable directly by the Series. At the end of such lease term, however, the ownership rights in the horse revert back to the Owner along with the obligation to cover any future expenses associated with such horse.

In certain leases, in the event that the Owner intends to retire the horse and elects to terminate the Lease Agreement due to health, breeding or economic interest concerns, the pro rata portion of the lease fee remaining on the Series will be re-paid to the Series.

The Company’s intent with racing leases is to capture the value of the racing career of said horse without the complexities, time and expense associated with the purchase, sale or breeding of a horse outside of its useful racing life.

Copies of such Lease Agreements for each respective Series, and any amendments to such Lease Agreements, if applicable, are attached as exhibits hereto and descriptions of such additional terms are included with each Series’ respective description herein.

Distributable Cash:

“Distributable Cash” shall mean the net income (as determined under U.S. generally accepted accounting principles (“GAAP”)) generated by a Series plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) for such Series and less any liabilities (including contractual obligations for Kickers or Bonuses to Horse Sellers) related to its interest in the applicable Underlying Asset. The Manager may maintain Distributable Cash funds in a deposit account or an investment account for the benefit of each Series.

A Series will typically generate Distributable Cash from revenue-generating events of such Series. The frequency with which such event occurs, or the timing of when such revenue is actually distributed to Members, is dependent on the racing schedule of the Underlying Asset, cash reserves in such Series, ongoing contractual obligations of a Series, potential sales of the Underlying Asset, the terms of such Series’ Co-Ownership Agreement and other revenue-generating events which do not occur on a fixed or set time period (e.g. quarterly or monthly) but which will recur on an ongoing basis so long as revenue is generated.

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Management Performance Bonus; Final Gross Proceeds Fee:

For the “Management Performance Bonus”, the Manager shall receive 10% of all Gross Proceeds from stakes races only.

Separately, in connection with final sales of the Underlying Asset, in addition to the Management Performance Bonus, upon the sale of an Underlying Asset, the Manager shall receive 5% of the Final Sale Gross Proceeds if the Underlying Asset has depreciated and 20% of the Final Sale Gross Proceeds if the Underlying Asset has appreciated (referred to as “Final Gross Proceeds Fee.”)

“Final Sale Gross Proceeds” is defined as the sum of all money generated by the sale of a horse owned by a Series, prior to any deductions that have been made or will be used for expenses. The Underlying Asset appreciation is calculated as the Gross Sale Price minus the Gross Purchase Price.

Distribution Rights:	The Manager has sole discretion in determining what distributions of Distributable Cash, if any, are made to Interest Holders of a Series. Any Distributable Cash generated by a Series from the utilization of the Underlying Asset shall be applied by that Series in the following order of priority (after payment of liabilities, including contractual obligations under Co-Ownership Agreements, if any):

•	Payment of the Management Performance Bonus or Final Gross Proceeds Fee (as described above);

•	thereafter to create such reserves for that Series as the Manager deems necessary, in its sole discretion, to meet future Operating Expenses of that Series; and

•	thereafter, 100% (net of corporate income taxes applicable to a Series, if any) by way of distribution to the Interest Holders of that Series on a pro rata percentage basis.

As described above in “Operating Expenses” Operating Expenses Reimbursement Obligations are payable from future revenues generated by a Series.

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Timing of Distributions:

The Manager may make periodic distributions of Distributable Cash remaining to Interest Holders of a Series subject to it having the right, in its sole discretion, to withhold distributions in order to meet anticipated costs and liabilities of a Series. The Manager may change the timing of potential distributions to a Series in its sole discretion.

FOR THE AVOIDANCE OF DOUBT, A RACE WIN BY A SERIES’ RACEHORSE WILL NOT RESULT IN AN IMMEDIATE DISTRIBUTION OF CASH TO INTEREST HOLDERS.

No Trading Market:

There is currently no public trading market for our Interests, and we do not intend or expect that any such market will ever develop. If an active public trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your shares at any price. Even if a public market does develop, the market price could decline below the amount you paid for your shares.

The Company estimates that most Series will exist for 2-6 years (the racing life cycle) and then the Underlying Asset will be sold, which will be the primary liquidity event other than Distributions on Gross Proceeds as discussed above. A sale of the Underlying Asset may occur at a lower value than when the Underlying Asset was first acquired or at a lower price than the aggregate of costs, fees and expenses used to purchase the Underlying Asset, including the repayment of the Operating Expenses Reimbursement Obligations described above.

Manager Duties:	The Manager may not be liable to the Company, any Series or the Investors for errors in judgment or other acts or omissions not amounting to fraud, willful misconduct or gross negligence, since provision has been made in the Operating Agreement for exculpation of the Manager. Therefore, Investors have a more limited right of action than they would have absent the limitation in the Operating Agreement.

Indemnification:	To the fullest extent permitted by applicable law, subject to approval of each Series Manager, all officers, directors, shareholders, partners, members, employees, representatives or agents of the Manager or a Series Manager, or their respective affiliates, employees or agents (each, a “Covered Person”) shall be entitled to indemnification from such Series (and the Company generally) for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Series Manager, or such Series and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement and any Series Agreement, except that no Covered Person shall be entitled to be indemnified for any loss, damage or claim incurred by such Covered Person by reason of fraud, deceit, gross negligence, willful misconduct or a wrongful taking with respect to such acts or omissions; provided, however, that any indemnity under the Operating Agreement shall be provided out of and to the extent of the assets of the such Series only, and no other Covered Person or any other Series or the Company shall have any liability on account thereof.

To the fullest extent permitted by applicable law, subject to approval of a Series Manager, all expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by such Series prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by such Series of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in the Operating Agreement.

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Transfers:	The Manager may refuse a transfer by an Interest Holder of its Interest(s) if such transfer would result in (a) the assets of a Series being deemed “plan assets” for purposes of ERISA, (b) result in a change of U.S. federal income tax treatment of the Company and/or a Series, or (c) the Company, a Series or the Manager being subject to additional regulatory requirements. Furthermore, as the Interests are not registered under the Securities Act of 1933, as amended (the “Securities Act”), transfers of Interests may only be affected pursuant to exemptions under the Securities Act and permitted by applicable state securities laws and there is a right of first refusal on transfers of Interests. See “Description of Interests Offered – Limitations on Transferability” for more information.

Where to Buy; Transfer Agent:	Series Interests will be available to buy as an investment in a Series exclusively on the MyRacehorse™ Platform. These Series Interests will be issued in book-entry electronic form only. Vertalo, Inc. is the SEC-registered transfer agent and registrar for the Series Interests. See that certain Vertalo Subscription Agreement attached hereto and incorporated by reference as Exhibit 6.3.

Governing law:	The Company and the Operating Agreement will be governed by Nevada law and any dispute in relation to the Company and the Operating Agreement is subject to the dispute resolution provisions set forth therein. If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement, it would be required to do so in compliance with these dispute resolution provisions. Notwithstanding the foregoing, mandatory arbitration provisions set forth therein do not apply to claims made under the federal securities laws.

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RISK FACTORS

The Interests offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that the Company’s investment objectives will be achieved or that a secondary market would ever develop for the Interests, whether via the MyRacehorse™ Platform, via third party registered broker-dealers or otherwise. The risks described in this section should not be considered an exhaustive list of the risks that prospective Investors should consider before investing in the Interests. Prospective Investors should obtain their own legal and tax advice prior to making an investment in the Interests and should be aware that an investment in the Interests may be exposed to other risks of an exceptional nature from time to time. The following considerations are among those that should be carefully evaluated before making an investment in the Interests.

Risks relating to the structure, operation and performance of the Company

An investment in our Interests is a speculative investment and, therefore, no assurance can be given that you will realize your investment objectives.

No assurance can be given that Investors will realize a return on their investments on their Interests or that they will not lose their entire investment in their Interests. For this reason, each prospective subscriber for the Interests should carefully read this Offering Circular. All such persons or entities should consult with their legal and financial advisors prior to making an investment in the Interests.

An investment in an Offering constitutes only an investment in that Series and not in the Company, any other Series or the Underlying Asset.

A purchase of Interests in a Series does not constitute an investment in the Company, any other Series of the Company, or the Underlying Asset directly. This results in limited voting rights of the Investor, which are solely related to such Series. Investors will have voting rights only with respect to certain matters, primarily relating to the removal of the Manager for “cause.” The Manager thus retains significant control over the management of the Company and the Underlying Asset. Furthermore, because the Interests in a Series do not constitute an investment in the Company as a whole, holders of the Interests in the Series will not receive any economic benefit from, or be subject to the liabilities of, the assets of any other Series. In addition, the economic interest of a holder in a Series will not be identical to owning a direct undivided interest in the applicable Underlying Asset because, among other things, a Series may be required to pay corporate taxes before distributions are made to the holders, and the Manager will receive a fee in respect of its management of the applicable Underlying Asset.

There is no public trading market for our securities.

There is currently no public trading market for any of our Interests, and we do not intend or expect that any such market will ever develop. If an active public trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your Interests at any price. Even if a public market does develop, the market price could decline below the amount you paid for your Interests.

There may be state law restrictions on an Investor’s ability to sell the Interests.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and (2) govern the reporting requirements for broker-dealers and stockbrokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. We do not know whether our securities will be registered, or exempt, under the laws of any states. A determination regarding registration will be made by the broker-dealers, if any, who agree to facilitate sales of our Interests. There may be significant state blue sky law restrictions on the ability of Investors to sell, and on purchasers to buy an investment, our Interests. Investors should consider the resale market for our securities to be limited. Investors may be unable to resell their securities, or they may be unable to resell them without the significant expense of state registration or qualification.

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Limited operating history.

The Company was formed in 2016 and has a relatively limited operating history upon which prospective Investors may evaluate their performance. No guarantee can be given that the Company and any Series will achieve their investment objectives, the value of any Underlying Asset will increase or that any Underlying Asset will be successfully monetized.

Limited Investor appetite.

There can be no guarantee that the Company will reach its funding target from potential Investors with respect to any Series or future proposed Series. In the event the Company does not reach a funding target, it may not be able to achieve its investment objectives by acquiring additional interests in underlying assets through the issuance of further Series and monetizing them together with interests in such Underlying Assets to generate distributions for Investors. In addition, if the Company is unable to raise funding for additional Series, this may impact any Investors already holding interests as they will not see the benefits which arise from economies of scale following the acquisition by other Series of additional underlying assets and other monetization opportunities (e.g., Membership Experience Programs - hosting events with the race horses, winners circle access, race day privileges, group discounts on insurance, reduction in offering costs, etc.).

Offering amount exceeds value of Underlying Asset.

The size of each Offering will exceed the purchase price of such Series’ interest in the applicable Underlying Asset as at the date of such Offering (as the proceeds of each Offering in excess of the purchase price of the applicable Underlying Asset will be used to pay fees, costs and expenses incurred in making each Offering, acquiring the interest in the applicable Underlying Asset, Due Diligence Fees and Operating Expenses). If the applicable Underlying Asset had to be sold and there has not been substantial appreciation of the applicable Underlying Asset prior to such sale, there may not be sufficient proceeds from the sale of the applicable Underlying Asset to repay Investors the amount of their initial investment (after first paying off any liabilities on the horse at the time of the sale including but not limited to any outstanding Operating Expenses Reimbursement Obligation or Kickers or other contractual obligations in Co-Ownership Agreements) or any additional profits in excess of this amount.

Excess Operating Expenses

Operating Expenses related to a particular Series incurred post-Closing shall be the responsibility of the Series. The Company maintains a reserve for estimated Operating Expenses for the Underlying Asset.

The Manager or an affiliate may incur liabilities related to Upkeep Fees on behalf of the Series, and if the Operating Expenses paid by the Manager for such Series exceed the revenues and Upkeep Fees, the Manager or an affiliate will be entitled to reimbursement of such amount from future revenues generated by such Series (“Operating Expenses Reimbursement Obligation(s)”). Notwithstanding the foregoing, there will still exist a smaller pre-paid cash reserve for Prepaid Expenses and insurance, administrative and general Operating Expenses which is intended to cover twelve (12) months of such projected Operating Expenses.

However, if the Operating Expenses of a particular Series exceed the amount of revenues generated from the interest in the Underlying Asset of such Series, the Manager retains discretion to also (a) loan the amount of the Operating Expenses to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and/or (b) cause additional Interests to be issued in order to cover such additional amounts.

If additional Interests are issued in a particular Series, this would dilute the current value of the Interests held by existing Investors and the amount of any future distributions payable to such existing Investors.

In any event, an Interest Holder will be liable only to the extent of their agreed upon capital contributions and, if no such capital remains at dissolution, such Interest Holder will not be liable for the failure of a Series to repay its underlying debt or liabilities, including the Operating Expenses Reimbursement Obligations.

Inability to obtain additional short-term capital may restrict future operations of the Company.

The Company has funded and continues to intend to fund its operations, including those of its Series with funding from this Regulation A offering campaign, Regulation D offerings, and loans from its Manager and funds from revenue producing activities, if and when such can be realized. If the Company cannot continue to secure additional short-term capital, it may cease operations.

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Reliance on the Manager and its personnel.

The successful operation of the Company (and therefore, the success of the Interests) is in part dependent on the ability of the Manager to source, acquire and manage the Underlying Assets. Experiential Squared, Inc. has been in existence since June 2016 and could be considered an early-stage company with a limited operating history within the horse racing sector.

The success of the Company (and therefore, the Interests) will be highly dependent on the expertise and performance of the Manager and its team, its expert network and other professionals (which include third party experts) to find, acquire, manage and utilize the Underlying Assets. While the Manager has a team of employees and independent contractors with extensive experience in the equine racing world, there can be no assurance that these individuals will continue to be associated with the Manager. The loss of the services of one or more of these individuals could have a material adverse effect on the Underlying Assets and, in particular, their ongoing management and use to support the investment of the Interest Holders.

Furthermore, the success of the Company and the value of the Interests is dependent on there being critical mass from the market for the Interests and that the Company is able to acquire a number of underlying assets in multiple series of interests so that the Investors can benefit from economies of scale which arise from holding more than one Underlying Assets (e.g., a reduction in offering costs if a large number of Underlying Assets are listed on subsequent offering circulars at the same time). In the event that the Company is unable to source additional Underlying Assets due to, for example, competition for such Underlying Assets or lack of Underlying Assets available in the marketplace, then this could materially impact the success of the Company and its objectives of acquiring additional Underlying Assets through the issuance of further series of interests and monetizing them together with the Underlying Assets at the Membership Experience Programs to generate distributions for Investors.

Liability of Investors between series of interests.

The Company is structured as a Nevada series limited liability company that issues a separate series of interests for each Underlying Asset. Each Series will merely be a separate series and not a separate legal entity. Under the Nevada Revised Statutes (the “NRS”), if certain conditions (as set forth in NRS Section 86.296(3)) are met, the liability of Investors holding one series of interests is segregated from the liability of Investors holding another series of interests and the assets of one series of interests are not available to satisfy the liabilities of other series of interests. Although this limitation of liability is recognized by the courts of Nevada, there is no guarantee that if challenged in the courts of another U.S. State or a foreign jurisdiction, such courts will uphold a similar interpretation of Nevada corporation law, and in the past certain jurisdictions have not honored such interpretation. If the Company’s series limited liability company structure is not respected, then Investors may have to share any liabilities of the Company with all Investors and not just those who hold the same series of interests as them. Furthermore, while we intend to maintain separate and distinct records for each series of interests and account for them separately and otherwise meet the requirements of the NRS, it is possible a court could conclude that the methods used did not satisfy Section 86.296(3) of the NRS and thus potentially expose the assets of such Series to the liabilities of another Series. The consequence of this is that Investors may have to bear higher than anticipated expenses which would adversely affect the value of their Interests or the likelihood of any distributions being made by a particular Series to its Investors. In addition, we are not aware of any court case that has tested the limitations on inter-series liability provided by Section 86.296(3) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one series of interests should be applied to meet the liabilities of the other series of interests or the liabilities of the Company generally where the assets of such other series of interests or of the Company generally are insufficient to meet our liabilities.

If any fees, costs and expenses of the Company are not allocable to a specific Series, they will be borne proportionately across all of the Series (which may include future Series and Interests yet to be issued). Although the Manager will allocate fees, costs and expenses acting reasonably and in accordance with its sole discretion, there may be situations where it is difficult to allocate fees, costs and expenses to a specific series of interests and therefore, there is a risk that a series of interests may bear a proportion of the fees, costs and expenses for a service or product for which another series of interests received a disproportionately high benefit.

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Potential breach of the security measures of the MyRacehorse™ Platform.

The highly automated nature of the MyRacehorse™ Platform through which potential Investors may acquire interests may make it an attractive target and potentially vulnerable to cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions. The MyRacehorse™ Platform processes certain confidential information about Investors, the Horse Sellers and the underlying assets. While we intend to take commercially reasonable measures to protect the confidential information and maintain appropriate cybersecurity, the security measures of the MyRacehorse™ Platform, the Company, the Manager or the Company’s service providers (including Dalmore) could be breached. Any accidental or willful security breaches or other unauthorized access to the MyRacehorse™ Platform could cause confidential information to be stolen and used for criminal purposes or have other harmful effects. Security breaches or unauthorized access to confidential information could also expose the Company to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity, or loss of the proprietary nature of the Manager’s and the Company’s trade secrets. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in the MyRacehorse™ Platform software are exposed and exploited, the relationships between the Company, Investors, users and the Horse Sellers could be severely damaged, and the Company or the Manager could incur significant liability or have their attention significantly diverted from utilization of the underlying assets, which could have a material negative impact on the value of interests or the potential for distributions to be made on the interests.

Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, the Company, and other third-party service providers may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, federal regulators and many federal and state laws and regulations require companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause Investors, the Horse Sellers or service providers within the industry, including insurance companies, to lose confidence in the effectiveness of the secure nature of the MyRacehorse™ Platform. Any security breach, whether actual or perceived, would harm the reputation of the Company and the MyRacehorse™ Platform and the Company could lose Investors and the Horse Sellers. This would impair the ability of the Company to achieve its objectives of acquiring additional underlying assets through the issuance of further series of interests and monetizing them together with the Underlying Asset at the Membership Experience Programs.

The novel coronavirus could have a material adverse impact on our business, results of operations, financial condition, cash flows or liquidity.

The outbreak of a novel coronavirus (which causes the disease now known as COVID-19), was first identified in December 2019 in Wuhan, China, and has since spread globally. COVID-19, subsequent mutations of the virus and any similar or dissimilar virus or disease outbreak may have a large range of negative effects on us. For example, the implementation of business continuity plans in a fast-moving public health emergency could have an adverse effect on our internal controls (potentially giving rise to significant deficiencies or material weaknesses) and also increase our vulnerability to information technology and other systems disruptions.

We currently are unable to predict the duration and severity of the spread of the current coronavirus or any other disease outbreak. The implications for our business and operations, our results of operations, financial condition, cash flow and liquidity, will depend on rapidly evolving developments, which are highly uncertain and will be a function of factors beyond our control, such as the speed of contagion, the implementation of effective preventative and containment measures, the development of effective medical solutions, the timing and scope of governmental restrictions on public gatherings, mobility and other activities, financial and other market reactions to the foregoing, and reactions and responses of the populace both in affected regions and regions yet to be affected. While we expect we will suffer adverse effects with any health pandemic, the more severe the outbreak and the longer it lasts, the more likely it is that the effects on us and our business will be materially adverse.

The Manager will have sole discretion to determine whether and when an Investor will receive distributions of Distributable Cash, and the amounts distributed.

The Manager will have sole discretion in determining what distributions of Distributable Cash, if any, are available to the Interest Holders of a Series once Distributable Cash is generated by a Series from the utilization of the Underlying Asset, but only after the Manager has reserved amounts reasonably believed to adequately meet any future contemplated obligations or contingencies, in the manner and priority as further described in this Offering Circular. As revenue generated by a Series from the utilization of the Underlying Asset is intermittent and highly unpredictable, and therefore, planning for a Series’ future cash needs will require the Manager to exercise substantial judgment as to the amounts of Distributable Cash reasonably available at any time for distribution to the Interest Holders. Investors should not expect to receive distributions regularly, if at all, and should understand that any investment in the Interest for each respective Series involves a high degree of risk, including the possibility that each Investor may not realize a return on the Investor’s investment, or that the Investor’s investment could lose some or all its value. For these reasons, distribution rights and distributions of Distributable Cash may be significantly limited.

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Risks relating to the Offerings

We are offering our Interests pursuant to recent amendments to Regulation A promulgated pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our Interests less attractive to Investors.

As a Tier 2 issuer, we will be subject to scaled disclosure and reporting requirements which may make an investment in our Interests less attractive to Investors who are accustomed to enhanced disclosure and more frequent financial reporting. In addition, given the relative lack of regulatory precedent regarding the recent amendments to Regulation A, there is a significant amount of regulatory uncertainty in regard to how the Commission or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to. If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of the Interests, we may be unable to raise the funds necessary to fund future Offerings, which could impair our ability to develop a diversified portfolio of racehorses and create economies of scale, which may adversely affect the value of the Interests or the ability to make distributions to Investors.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to penalties.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

Impact of non-compliance with regulations.

As of September 3, 2020, the Interests are being sold through Dalmore, which will act as the broker/dealer of record and is a registered broker/dealer under the Securities Exchange Act of 1934 (the “Exchange Act”) and Member FINRA/SIPC. Interests will be registered in each state where the Offering and sale of such Interests will occur prior to the launch of such Offering. In addition, if the Manager is required to register as a ‘broker-dealer’, there is a risk that any Series of Interests offered and sold while the Manager was not registered may be subject to a right of rescission, which may result in the early termination of the Series of Interests.

Furthermore, the Company is not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Manager is not registered and will not be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”), and thus the Interests do not have the benefit of the protections of the Investment Company Act or the Investment Advisers Act. The Company and the Manager have taken the position that the underlying assets are not “investment securities” within the meaning of the of the Investment Company Act or the Investment Advisers Act. Further, the Company, any Series, the Manager, and/or any of their respective affiliates intend that no Series will hold underlying assets in which the Manager has limited or no management control, so that it is not considered to be an investment company within the meaning of the Investment Company Act. These positions, however, are based upon applicable case law that is inherently subject to judgments and interpretation. If the Company were to be required to register under the Investment Company Act or the Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each Series and the Manager may be forced to liquidate and wind up each Series or rescind the Offerings for any of the Series or the offering for any other series of interests.

Possible Changes in Federal Tax Laws.

The Internal Revenue Code (the “Code”) is subject to change by Congress, and interpretations of the Code may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting the Company, a series, or an investment in any series of interest of the Company would be limited to prospective effect. Accordingly, the ultimate effect on an Investor’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be.

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We have elected to delay compliance with certain new or revised financial accounting standards.

We have elected to delay compliance with the new revenue recognition accounting standard, ASC Topic 606 Revenue from Contracts with Customers, which took effect on January 1, 2018 until the date that a company that is not an issuer (as defined under section 2(a) of the Sarbanes-Oxley Act of 2002 (15 U.S.C. 7201(a)) is required to comply with such new or revised accounting standard, if such standard also applies to companies that are not issuers. Management does not believe the provisions of ASC Topic 606 will have a material impact on our financial position or results of operations, but some Investors may view this as a lack of access to certain information they may deem important.

Risks relating to the Horse Racing industry

There can be no assurances that the value of the racehorse which is owned by the Series will not decrease in the future which may have an adverse impact on the Company’s or an Individual Series’ activities and financial position.

The business of owning, training and racing horses is a high-risk venture. There is no assurance that any horse and therefore any interest in such horse acquired by the Series will be successful. Horses are subject to aging, illness, injury and disease which may result in permanent or temporary retirement from racing, restrictions in racing schedules, layups, and even natural death or euthanasia of the animal. There can be no assurances that the value of the interest in such Underlying Asset which may be acquired and owned by a Series, will not decrease in the future or that a Series will not subsequently incur losses on the racing careers or sale or other disposition of any or all of the horses which such Series may acquire. No combination of management ability, experience, knowledge, care or scientific approach can avoid the inherent possibilities of loss.

While the Company believes that there is a market for horse breeding, training and racing, such a market is highly volatile. The horse industry is dependent upon the present and future values of horses and of the Company’s and Series’ horse(s) in particular. The Company can provide no assurance that it will be successful in its proposed activity. The expenses incurred may result in operating losses for a Series and there is no assurance that a Series will generate profits or that any revenues generated will be sufficient to offset expenses incurred or would result in a profit to a Series. As a result, it is possible that Investors will lose all or a substantial part of their investment in a Series. Additionally, there is no assurance that there will be any cash available for distribution.

The valuation of racehorses is a highly speculative matter and the market for racehorses is extremely volatile. If the valuation of an individual Series' horse decreases the individual Series will still be responsible for the expenses of maintaining, training and racing the horse at lower level races or smaller venues which could negatively impact the revenues from the horse.

The valuation of horses (particularly racehorses) is a highly speculative matter and prices fluctuated widely, particularly in recent years. The success of the Company, and each an individual Series, is dependent upon the present and future values of racehorses generally, and of the Series’ racehorses in particular, the racing industry in general, as well as the racing success of the Underlying Assets. Although the future value of horses generally cannot be predicted, it will be affected by general economic conditions such as inflation, employment, recessions, tariffs, unstable or adverse credit market conditions, other business conditions, the amount of money available for investment purposes, and the continued interest of Investors and enthusiasts in the racehorse industry. In the past, there has been growing foreign investment in certain types of racehorses, and the continued ability of foreign Investors to acquire horses is subject to change due to economic, political or regulatory conditions, if and when applicable. Possible regulatory government regulations could include the regulation of the horse racing industry (including the Horseracing Integrity and Safety Act (HISA)) and pari-mutuel wagering, as first described in “Government Regulation” set forth below. The value of racehorses is also subject to federal income tax treatment of racing and related activities, the continuation or expansion of legalized gambling and the size of racing purses, all which cannot be predicted. The expense of maintaining, boarding, training and racing horses can be expected to increase during the term of a Series or the Company, regardless of what happens to the future market price of racehorses or the performance of the Series’ racehorse(s). Further, there is always a risk of liability for damages caused by the Underlying Assets to other persons or property.

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The cost of racing is unpredictable and speculative and may negatively impact the Company’s and each individual Series’ ability to generate revenue.

Operation costs, labor rates and other variable costs, such as costs of feed and grain and costs of transporting animals are all subject to inflationary pressures and may increase over time to an extent which may not be matched by increases in revenue. To date, in the current high inflation market, the Company has seen some slight increases in training and care costs, which may result in the Company requiring an increase in the amount of cash its reserves for future Operating Expenses. Such inflationary pressures have not currently resulted in a material impact to the Company’s operations or the reserves the Company holds for existing Series. The racehorse industry, like other industries, is subject to labor disputes, labor shortages, and government intervention, changes in laws, licensing or regulatory restrictions may adversely impact the availability of grooms, trainers, jockeys and other horse industry workers. Adverse weather, disease, war and economic conditions may result in unforeseen circumstances including, without limitation, restrictions on attendance at a particular race or racetrack, ability to transport the horses, and increases in costs or decreases in revenues. Changes in government regulations, whether or not relating to the horse racing industry, may result in additional expenses or reduced revenue from operations.

If a horse is unsuccessful in racing, becomes sick or injured, the Underlying Asset’s value will be adversely affected which may have a negative impact on the Company's and such individual Series' valuation and its revenue.

Horse racing is extremely speculative and expensive. Horses often must be transported to various tracks and training centers throughout the United States and are exposed to dangers inherent in travel and training including illness, injury or death. A horse in which a Series has an interest attempts to earn enough through racing to cover expenses of boarding and training. If a horse in which a Series has an interest is unsuccessful in racing, its value will be adversely affected. Furthermore, revenues from racing are dependent upon the size of the purses offered. The size of the purses depends in general on the extent of public interest in horse racing, and in particular on the relative quality of the specific horses in contention in any specific meeting or race. Although public interest has been strong in recent years, there is no assurance that public interest will remain constant, much less increase. Legalized gambling proliferating in many states threatens to curtail interest in horse racing as a means of recreation. In addition, there is no assurance that the horse in which a Series has an interest will be of such quality that they may compete in any races which offer purses of a size sufficient to cover such Series' expenses.

Horse racing could be subjected to restrictive regulation or banned entirely which could adversely affect the conduct of the Company's business.

The racing future of and/or market for the horses in which the Company and/or a Series' has an interest depends upon continuing governmental acceptance of horse racing as a form of legalized gambling. Although horse racing has a long history of acceptance in the United States and as a source of revenue, at any time, horse racing could be subjected to restrictive regulation or banned entirely. The value of the interest in an Underlying Asset would be substantially diminished by any such regulation or ban. Horse racing is regulated in various states and foreign countries by racing regulatory bodies which oversee the conduct of racing as well as the licensing of owners, trainers and others. Further, other forms of gambling are being approved throughout the United States and therefore no assurance can be provided that the legalization of other forms of gambling and competition from non-gambling sports and other activities will not adversely affect attendance and participation, and therefore the profitability of horse racing and sales. Lastly, our ownership structure is novel and may require us to seek regulatory approval to race in certain jurisdictions.

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The Series may not purchase insurance on its horse which could require Series resources to be spent to cover any loses from the death or injury of a horse.

The decision to purchase insurance on a horse is made on a horse-by-horse basis. There is no guarantee that a horse owned by a Series will be insured. Mortality insurance provides coverage in many instances where a horse dies or must be humanely euthanized. Loss of use insurance covers yearlings and horses of racing age that have not yet been put into training. Loss of use insurance is generally intended to cover up to 60% of the horse’s fair market value or 60% of the insured value (whichever is less) if the horse is permanently incapable of racing due to an injury, illness or disease. Liability insurance covers the risk that the horse in which the Series has an interest causes death, injury or damage to persons or property. Without insurance, an individual Series is responsible for any costs or depreciation in value related to the injury, illness, disability or death of the horse. The death of a horse could mean the individual Series will be left with no asset. The payment of such liabilities may have a material adverse effect on our financial position. See Series descriptions as to whether insurance has or has not been purchased related to your Interests. All insurance coverages described above are subject to the individual terms, conditions and exclusions of the relevant insurance policies in place at the time. The descriptions of insurance above are for general explanation only and the nature and extent of coverage is always dependent on the language of the relevant insurance policy.

A decrease in average attendance per racing date coupled with increasing costs could jeopardize the continued existence of certain racetracks which could negatively impact the Company's operations.

A decrease in average attendance per racing date coupled with increasing costs could jeopardize the continued existence of certain racetracks which could impact the availability of race tracks available for horses in which the Company or a Series has an interest to race at and then negativity impact its operations.

Industry practices and structures have developed which may not be attributable solely to profit-maximizing, economic decision-making which may have an adverse impact on our Company's activities business.

Because horse racing is a sport as well as a business, industry practices and structures have developed which not be attributable solely to profit-maximizing, economic decision-making. For instance, a particular bloodline could command substantial prices owing principally to the interest of a small group of individuals having particular goals unrelated to economics. A decline in this interest could be expected to adversely affect the value of the bloodline.

Market shortages may impact the ability of the Series to generate revenue.

The Company, through its individual Series, will primarily engage in horse racing in the United States. The future success of these activities will depend upon the ability of the Manager to purchase an interest in high-quality horses through an individual Series. The future success of these activities also depends upon whether the horse is being handled by highly skilled trainers and ridden by highly skilled jockeys. Because horse racing is an intensely competitive activity and the Manager for the Company could be competing with individuals who have greater influence and/or financial resources than the Manager or the Company to purchase interests in the best racehorses, there can be no assurance that the Manager or the Company will be successful in the endeavors of pursuing certain racehorses for any Series.

The Company, via an individual Series, has no intention of paying dividend payments on a regular schedule as revenues are irregular, seasonal, and unpredictable.

The revenues, if any, of an individual Series may be highly irregular and seasonal. While the Manager will endeavor to sell horses or interests in horses for cash at the time of sale, there can be no assurance that other payment terms will not be required by the relevant market conditions. The consequent variance in the amount or the timing of a Series’ dividends, if any, could pose particular risks for Investors who seek to transfer their Interests during the term of the Series.

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Competitive interests and other factors can have unforeseen consequences.

The horseracing industry is highly competitive and speculative. Horseracing in the United States and in foreign countries draws competitors and participants from locations throughout the United States and overseas, who have been in the business of horseracing for many years and have greater financial resources than the Company. The Company will be competing in its racing and selling activities with such persons. Similarly, horse markets are international, and auctions are frequently internationally advertised. This can be favorable in that it increases the value of Underlying Assets but, by the same token, Company or Company’s Manager may not be able to compete with such competitors in the acquisition of interests in horses. The Company will be competing in the purchase and sale of horses with most of the major horse breeders and dealers in the United States and foreign countries. Thus, prices at which the Company buys or sells its interests in the Underlying Assets may vary dramatically. Market factors, which are beyond the Company’s control, will greatly affect the profitability of the Company. Such factors include, but are not limited to, auction prices, private sales, foreign Investors, federal income tax treatment of the racing industry and the size of racing purses. Further, the Company and the concept of crowdfunding in the racehorse industry is a new venture and thus the risk of unforeseen issues and problems is high.

There is a lack of financial forecasts for the Company and for individual Series.

While the Company believes that there is a market for racehorse breeding, training and racing, such a market is highly volatile. The racehorse industry is dependent upon the present and future values of racehorses and of the horses in which the Company or a Series invested in particular. There can be no assurance that the Company will be successful in its proposed activity. The expenses incurred may result in operating losses for a Series and there is no assurance that a Series will generate profits or that any revenues generated will be sufficient to offset expenses incurred or would result in a profit to the Series. As a result, it is possible that the Investors will lose all or a substantial part of their investment in the Series. Additionally, there is no assurance that there will be any cash available for dividends. In addition, dividends, if any, may be less than their distributive share of taxable income and the Investors’ tax liability could require out-of-pocket expenditures by the Investors.

Lack of Diversification.

It is not anticipated that each Series would own any assets other than its interest in such Underlying Asset, plus potential cash reserves for maintenance, training, insurance and other Upkeep Fees pertaining to its interest in such Underlying Asset and amounts earned by such Series from the monetization of its interest in such Underlying Asset. Investors looking for diversification will have to create their own diversified portfolio by investing in other opportunities in addition to such Series.

Risks Related to Ownership of our Interests

You will have only limited voting rights regarding our management and it will be difficult to remove our Manager, therefore, you will not have the ability to actively influence the day-to-day management of our business and affairs.

Our Manager has sole power and authority over the management of our Company and the individual Series. Furthermore, our Manager may only be removed for “Good Cause” meaning fraud, deceit, gross negligence, willful misconduct or a wrongful taking, bad faith, death, disability or disappearance, etc.

To remove the Manager from an individual Series for “Good Cause”, Members holding in excess of 75% of the percentage interests, must approve. Therefore, you will not have an active role in our Company’s management and it would likely be difficult to cause a change in our management. As a result, you will not have the ability to alter our management’s path if you feel they have erred.

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Lack of voting rights.

The Manager has a unilateral ability to amend the Operating Agreement in certain circumstances without the consent of the Investors, and the Investors only have limited voting rights in respect of a Series. Investors will therefore be subject to any amendments the Manager makes (if any) to the Operating Agreement and also any decision it takes in respect of the Company and the applicable Series, which the Investors do not get a right to vote upon. Investors may not necessarily agree with such amendments or decisions and such amendments or decisions may not be in the best interests of all of the Investors as a whole but only a limited number.

Furthermore, the Manager can only be removed as manager of the Company or one of the Series in very limited circumstances. Investors would therefore not be able to remove the Manager merely because they did not agree, for example, with how the Manager was operating an underlying asset.

The offering price for the Interests determined by us may not necessarily bear any relationship to established valuation criteria such as earnings, book value or assets that may be agreed to between purchasers and sellers in private transactions or that may prevail in the market if and when our Interests can be traded publicly.

The price of the Interests was derived as a result of our negotiations with Horse Sellers based upon various factors including prevailing market conditions, our future prospects and our capital structure, as well as certain expenses incurred in connection with the Offerings and the acquisition of interests in each Underlying Asset. These prices do not necessarily accurately reflect the actual value of the Interests or the price that may be realized upon disposition of the Interests.

Funds from purchasers accompanying subscriptions for the Interests will not accrue interest prior to admission of the subscriber as an Investor in the Series, if it occurs, in respect of such subscriptions.

The funds paid by purchasers for the Interests will go into the Company’s general operating account and be allocated to the specific Series which is subject of the investment. Investors will not have the use of such funds or receive interest thereon pending the completion of said Offering. No subscriptions will be accepted and Interests sold unless valid subscriptions for such Offering are received and accepted prior to the termination of the Offering Period. If we terminate an Offering prior to accepting a subscriber’s subscription, funds will be returned, without interest or deduction, to the proposed Investor.

The Company’s Operating Agreement contains mandatory arbitration provisions that restrict your ability to bring claims against the company, except in instances of claims related to Federal and State securities laws.

Investors will be obligated to submit any claims against the Company to arbitration, except in instances of claims related to Federal and State securities laws. Investors will be limited in the location, venue and circumstances under which a claim for damages can be brought against the Company or its officer, directors, managers or related parties. This limitation reduces the ability of Investors to dispute or fight against decisions made by the Company or its managers which may be viewed as having a negative impact on the value of your underlying investment.

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POTENTIAL CONFLICTS OF INTEREST

We have identified the following conflicts of interest that may arise in connection with the Interests, in particular, in relation to the Company, the Manager, the Manager’s majority stockholder and the Underlying Assets. The conflicts of interest described in this section should not be considered as an exhaustive list of the conflicts of interest that prospective Investors should consider before investing in the Interests.

Manager’s Fees and Compensation

None of the compensation set forth under the "Compensation" section was determined by arms' length negotiations. It is anticipated that the income received by the Manager may be higher or lower depending upon market conditions. This conflict of interest related to Manager fees and compensation will exist between Manager and Investors and Investors must rely upon the duties of the Manager of good faith and fair dealing to protect their interests, as qualified by the Operating Agreement.

Notwithstanding the foregoing, the Manager derives its fee structure using a cost based pricing model, testing it against traditional horseracing syndicates, other alternative asset classes and different means of operations, including the use of outsourced tax and accounting service providers. However, we can appreciate that there are very few thoroughbred managers that specialize in hyper fractional ownership and it is difficult to ascertain if our pricing models are truly competitive (including, the cost in hiring a suite of specialized experts across bloodstock acquisition, racehorse management, financial services, marketing, event management, and content creation, the inherent risks as the Manager in acquiring an asset that cannot be syndicated until it achieves qualification by the Commission and the risk of carrying livestock as an asset class that carries risks of injury and/or mortality). As a result, this is why we caution investors that such compensation is not determined in arms’ length negotiations and is an inherent risk of investment.

The Manager has the right to retain the services of other firms, in addition to or in lieu of the Manager, to perform various services, asset management and other activities in connection with the business that is described in this Offering Circular.

The Company converted an advance from founders outstanding as of December 31, 2017, to equity in the Company to ease the cash flow burden to the Company. The Company also has borrowed $2,475,100 (excluding accrued interest) from the Manager in order to acquire the Underlying Assets prior to establishing and issuing securities in the underlying series holding the horse assets for the fiscal year ended December 31, 2023. Because these are related party transactions, no guarantee can be made that the terms of the arrangements are at arm’s length.

The Manager does not have a fiduciary duty or obligation to present any business opportunities to the Company or Investors. Instead, the Manager is permitted to conduct or be involved in business opportunities with or without notice to the Company or its Investors.

Upkeep Fee Liabilities; Operating Expenses Reimbursement Obligations; Manager Loans

The Manager or an affiliate will incur liabilities related to Upkeep Fees on behalf of the Series, and if the Operating Expenses paid by the Manager for such Series exceed the revenues and Upkeep Fees, the Manager or an affiliate will be entitled to reimbursement of such amount from future revenues generated by such Series (“Operating Expenses Reimbursement Obligation(s)”). Notwithstanding the foregoing, there will still exist a smaller pre-paid cash reserve for Prepaid Expenses and insurance, administrative and general Operating Expenses which is intended to cover twelve (12) months of such projected Operating Expenses (excluding Upkeep Fees).

However, if the Operating Expenses of a particular Series exceed the amount of revenues generated from the interest in the Underlying Asset of such Series, the Manager retains discretion to also (a) loan the amount of the Operating Expenses to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and/or (b) cause additional Interests to be issued in order to cover such additional amounts.

An Interest Holder will be liable only to the extent of their agreed upon capital contributions and, if no such capital remains at dissolution, such Interest Holder will not be liable for the failure of a Series to repay its underlying debt or liabilities, including the Operating Expenses Reimbursement Obligations.

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Other Series or Businesses

The Manager serves as the Manager of other My Racehorse Entities. For more information about the Manager’s role with respect to the Company and other My Racehorse Entities, see “Our Affiliates’ Interests in Other Entities” below.

Additionally, the Manager may engage for its own account, or for the account of others, in other business ventures, similar to that of the Company or otherwise, and neither the Company nor any Investor shall be entitled to any interest therein.

The Company will not have independent management and it will rely on the Manager for the operation of the Company. The Manager will devote only so much time to the business of the Company as is reasonably required. The Manager could have conflicts of interest in allocating management time, services and functions between its existing business interests other than the Company and any future entities which it may organize as well as other business ventures in which it may be involved. The Manager believes it has sufficient staff available to be fully capable of discharging its responsibilities to all such entities.

The Manager, acting in the same capacities for other Investors, companies, partnerships or entities, may result in competition with individual Series, including other Series. There are no restrictions on the Manager, or any of its affiliates, against operating other businesses in such competition with the Company. If the Manager or any of its affiliates did operate such a business that competed for clients with the Company, it could substantially impair the Company's financial results.

Manager Affiliation with Majority Owners

The Manager may independently determine to invest in syndicates that own majority interests in certain assets owned by individual Series. The Manager may derive compensation from its membership in these syndicates in addition to any compensation earned as a Manager of an individual Series.

Animal Welfare Obligations

The Manager is responsible and equipped to manage the series and execute on its decisions in a manner to maximize investor returns by buying, managing and selling the Underlying Asset in an optimal manner, however the Manager is committed to maximizing the welfare of the thoroughbred and will make decisions that are always in the best interest of the welfare of the horse. This could include but is not limited to surgery and rehabilitation costs, veterinary inspections and diagnostics, spelling (breaks from racing and training that limit the ability to earn revenue), and early retirement of a horse if it is deemed in the best interest of the horse.

Maximization of Entertainment Value

The Manager is responsible and equipped to manage the series and executed on its decisions in a manner to maximize investor returns by buying, managing and selling the Underlying Asset in an optimal manner. However, as has been shown by our Investors’ interests over the past few years, the Manager is committed to maximizing the entertainment and experiential value of the Investors as well. Many Investors cite their primary reason for investing as the ability to own a racehorse and experience the journey of racehorse ownership. The Manager needs to make decisions that balance the welfare, the profit of the underlying asset and the entertainment expectations of the Series Investors.

An affiliate of Spendthrift Farm LLC is a Majority Stockholder in the Manager and Spendthrift is frequently a Horse Seller and Co-Owner in our Underlying Assets. Our interests in these transactions may be different from the interests of affiliates in these transactions.

On March 17, 2020, an affiliate of Spendthrift Farm, LLC, a Kentucky limited liability company (“Spendthrift”), became a majority stockholder in Experiential Squared, Inc., the Manager of the Company. In or about February 2023, Spendthrift sold its ownership interest in the Manager to the existing stockholders of the Manager. Spendthrift is also a Horse Seller and Co-Owner with the Company in several of the Underlying Assets of existing Series and will continue to hold those positions in future Series. As such, the Company recognizes that there may be a heightened risk of conflicts of interest representing our interests in these transactions on the one hand and the interests of the Manager and its affiliates in preserving or furthering their respective relationships on the other hand and/or proper valuation of certain transactions (or the perception thereof). The Manager and the Company, in determining whether to approve or authorize a particular transaction with Spendthrift, will consider whether the transaction between the Company and Spendthrift is fair and reasonable to the Company and has terms and conditions no less favorable to us than those available from unaffiliated third parties.

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Certain Co-Owners in this Offering are minority stockholders in the Manager. Our interests in these transactions may be different from the interests of these Co-Owners in these transactions.

Reeves Thoroughbred Racing, LLC and Rocket Ship Racing LLC are two unaffiliated parties that are Co-Owners in certain Series in this Offering. Each party is invested in Manager pursuant to a simple agreement for future equity (a “Safe”) which entitles them to convert, upon a subsequent event, into equity interest of Manager. As of January 31, 2024, the equity interest provided under the Safe converted such that both Reeves Thoroughbred Racing, LLC and Rocket Ship Racing LLC now each hold an equity interest of the Manager. Following such conversion, neither Reeves Thoroughbred Racing, LLC nor Rocket Ship Racing LLC own more than 5% of Manager. Neither party has any voting control, board appointment, monetary or other special benefits in Manager other than the minority equity interest in the Manager.

Despite such minority ownership, the Company recognizes that there may be a heightened risk of conflicts of interest representing our interests in these transactions on the one hand and the interests of the Manager and its investors in preserving or furthering their respective relationships on the other hand and/or proper valuation of certain transactions (or the perception thereof). The Manager and the Company, in determining whether to approve or authorize a particular transaction with such parties, will consider whether the transaction between the Company and such Co-Owners is fair and reasonable to the Company and has terms and conditions no less favorable to us than those available from unaffiliated third parties.

Lack of Independent Legal Representation

The Members have not been separately represented by independent legal counsel in connection with the Company’s organization or in their dealings with the Manager. The Investors must rely on the good faith and integrity of the Manager to act in accordance with the terms and conditions of this Offering. The terms of the management of the business and the Operating Agreement have all been prepared by the Company. Therefore, the terms of these agreements have not been negotiated in an arms' length transaction, and there is no assurance that the Company could not have obtained more favorable terms from a third party for any of these agreements. PROSPECTIVE INVESTORS MUST RELY ON THEIR OWN LEGAL COUNSEL FOR LEGAL ADVICE IN CONNECTION WITH THIS INVESTMENT.

Our Affiliates’ Interest in Other Entities

The officers and directors of Experiential Squared, Inc., which is the Manager and sole member of the Company are also officers and directors and/or key professionals of other My Racehorse entities, including MRH CF, LLC (“MRH CF”) which commenced principal operations in 2023 and primarily operates a similar business in the racehorse industry using Regulation Crowdfunding and Edge Racing, LLC (“Edge Racing”) and related entities, which commenced principal operations in 2022 and primarily operates a similar business in the racehorse industry focused on accredited investors only using Regulation D 506(c) (the Company, MRH CF and Edge Racing are collectively referred to herein as the “My Racehorse Entities”).

These persons have legal obligations with respect to the other My Racehorse Entities that are similar to their obligations to the Company. As a result of its management of other My Racehorse Entities their obligations to other investors and the fact that they engage in and will continue to engage in other business activities on behalf of themselves and others, they will face conflicts of interest in allocating their time among the Company, other My Racehorse Entities and other business activities in which they are involved.

The management of other My Racehorse Entities requires time and consideration of Experiential Squared, Inc., potentially resulting in an unequal division of resources between the Company and other My Racehorse Entities. However, we believe that the Manager of the Company has sufficient professionals to full discharge its responsibilities to the Company, other My Racehorse Entities and each of their respective investors.

We do not have a conflicts of interest policy.

The Company, the Manager and their affiliates will try to balance the Company’s interests with their own. However, to the extent that such parties take actions that are more favorable to other entities than the Company, these actions could have a negative impact on the Company’s financial performance and, consequently, on distributions to Investors and the value of the Interests. The Company has not adopted, and does not intend to adopt in the future, either a conflicts of interest policy or a conflicts resolution policy.

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DILUTION

Dilution means a reduction in value, control or earnings of the Interests the Investor owns. There will be no dilution to any Investors associated with any Offering. However, from time to time, additional Series Interests may be issued in order to raise capital to cover the applicable Series’ ongoing operating expenses. See “Description of the Business – Operating Expenses” for further details.

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USE OF PROCEEDS – STYLISHLY 23

We estimate that the gross proceeds of the Series Stylishly 23 Offering will be $1,140,000 and assumes the full amount of the Series Stylishly 23 Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Asset Cost (1)	$576,250.00	50.55%
Brokerage Fee (2)	$11,400.00	1.00%
Management & Due Diligence Fee	$171,000.00	15.00%
Organizational and Experiential Fee	$142,500.00	12.50%
Operating Expense Reserve (3) (4)	$238,850.00	20.95%
Total Fees and Expenses	$563,750.00	49.45%
Total Proceeds	$1,140,000.00	100.00%

(1)	Asset Cost includes any applicable sales tax and Bloodstock Fees.
(2)	Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Horse Seller, if any.
(3)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Series Stylishly 23 will last through September 2026.
(4)	Operating Expense Reserve may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, Original Issue Discount (“OID”), twenty-four months of initial training expenses, vet checks, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired a 100% interest in Stylishly 23 for a total cost of $500,000.00. In addition to the acquisition of the asset, the Company also incurred a Bloodstock Fee of $25,000.00, along with a use tax of $51,250.00 (the “Asset Cost”). Additionally, the Company also incurred an OID of $30,000.00 as part of the acquisition of the asset, which is included in the total Operating Expense Reserve to conform to current accounting practices.

The allocation of the net proceeds of the Series Stylishly 23 Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Interests are sold in connection with the Series Stylishly 23 Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the Asset Cost of a series, including Series Stylishly 23, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Series Stylishly 23 includes reserves for Operating Expenses through September 2026. The Company anticipates that Stylishly 23 will be begin generating revenue in or about August 2025, which should allow Series Stylishly 23 to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should the horse need more time than anticipated in training or fails to generate sufficient revenues as expected, Series Stylishly 23 has reserves in place to cover such contingencies through September 2026.

Should Stylishly 23 need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover operating expenses or sell additional interests as described above. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

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USE OF PROCEEDS – MALIBU BONNIE 23

We estimate that the gross proceeds of the Series Malibu Bonnie 23 Offering will be $790,000.00 and assumes the full amount of the Series Malibu Bonnie 23 Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Asset Cost (1)	$346,500.00	43.86%
Brokerage Fee (2)	$7,900.00	1.00%
Management & Due Diligence Fee	$118,500.00	15.00%
Organizational and Experiential Fee	$98,750.00	12.50%
Operating Expense Reserve (3) (4)	$218,350.00	27.64%
Total Fees and Expenses	$443,500.00	56.14%
Total Proceeds	$790,000.00	100.00%

(1)	Asset Cost includes any applicable sales tax and Bloodstock Fees.
(2)	Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Horse Seller, if any.
(3)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Series Malibu Bonnie 23 will last through September 2026.
(4)	Operating Expense Reserve may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, Original Issue Discount (“OID”), twenty-four months of initial training expenses, vet checks, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired a 100% interest in Malibu Bonnie 23 for a total cost of $330,000.00. In addition to the acquisition of the asset, the Company also incurred a Bloodstock Fee of $16,500.00 (the “Asset Cost”). Additionally, the Company also incurred an OID of $19,800.00 as part of the acquisition of the asset, which is included in the total Operating Expense Reserve to conform to current accounting practices.

The allocation of the net proceeds of the Series Malibu Bonnie 23 Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Interests are sold in connection with the Series Malibu Bonnie 23 Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the Asset Cost of a series, including Series Malibu Bonnie 23, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Series Malibu Bonnie 23 includes reserves for Operating Expenses through September 2026. The Company anticipates that Malibu Bonnie 23 will be begin generating revenue in or about August 2025, which should allow Series Malibu Bonnie 23 to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should the horse need more time than anticipated in training or fails to generate sufficient revenues as expected, Series Malibu Bonnie 23 has reserves in place to cover such contingencies through September 2026.

Should Malibu Bonnie 23 need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover operating expenses or sell additional interests as described above. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

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USE OF PROCEEDS – SPANXAMILLION 23

We estimate that the gross proceeds of the Series Spanxamillion 23 Offering will be $870,000.00 and assumes the full amount of the Series Spanxamillion 23 Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Asset Cost (1)	$405,150.00	46.57%
Brokerage Fee (2)	$8,700.00	1.00%
Management & Due Diligence Fee	$130,500.00	15.00%
Organizational and Experiential Fee	$108,750.00	12.50%
Operating Expense Reserve (3) (4)	$216,900.00	24.93%
Total Fees and Expenses	$464,850.00	53.43%
Total Proceeds	$870,000.00	100.00%

(1)	Asset Cost includes any applicable sales tax and Bloodstock Fees.
(2)	Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Horse Seller, if any.
(3)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Series Spanxamillion 23 will last through September 2026.
(4)	Operating Expense Reserve may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, Original Issue Discount (“OID”), twenty-four months of initial training expenses, vet checks, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired a 100% interest in Spanxamillion 23 for a total cost of $365,000.00. In addition to the acquisition of the asset, the Company also incurred a Bloodstock Fee of $18,250.00 and a Use tax of $21,900.00 (the “Asset Cost”). Additionally, the Company also incurred an OID of $21,900.00 as part of the acquisition of the asset, which is included in the total Operating Expense Reserve to conform to current accounting practices.

The allocation of the net proceeds of the Series Spanxamillion 23 Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Interests are sold in connection with the Series Spanxamillion 23 Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the Asset Cost of a series, including Series Spanxamillion 23, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Series Spanxamillion 23 includes reserves for Operating Expenses through September 2026. The Company anticipates that Spanxamillion 23 will be begin generating revenue in or about August 2025, which should allow Series Spanxamillion 23 to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should the horse need more time than anticipated in training or fails to generate sufficient revenues as expected, Series Spanxamillion 23 has reserves in place to cover such contingencies through September 2026.

Should Spanxamillion 23 need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover operating expenses or sell additional interests as described above. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

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USE OF PROCEEDS – FORMIDABLE KITT 22

We estimate that the gross proceeds of the Series Formidable Kitt 22 Offering will be $660,000.00 and assumes the full amount of the Series Formidable Kit 22 Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Asset Cost (1)	$258,315.75	39.14%
Brokerage Fee (2)	$6,600.00	1.00%
Management & Due Diligence Fee	$99,000.00	15.00%
Organizational and Experiential Fee	$82,500.00	12.50%
Operating Expense Reserve (3) (4)	$213,584.25	32.36%
Total Fees and Expenses	$401,684.25	60.86%
Total Proceeds	$660,000.00	100.00%

(1)	Asset Cost includes any applicable sales tax and Bloodstock Fees.
(2)	Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Horse Seller, if any.
(3)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Series Formidable Kitt 22 will last through September 2026.
(4)	Operating Expense Reserve may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, Original Issue Discount (“OID”), twenty-four months of initial training expenses, vet checks, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired a 100% interest in Formidable Kitt 22 for a total cost of $246,015.00. In addition to the acquisition of the asset, the Company also incurred a Bloodstock Fee of $12,300.75 (the “Asset Cost”). Additionally, the Company also incurred an OID of $17,221.05 as part of the acquisition of the asset, which is included in the total Operating Expense Reserve to conform to current accounting practices.

The allocation of the net proceeds of the Series Formidable Kitt 22 Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Interests are sold in connection with the Series Formidable Kitt 22 Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the Asset Cost of a series, including Series Formidable Kitt 22, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Series Formidable Kitt 22 includes reserves for Operating Expenses through September 2026. The Company anticipates that Formidable Kitt 22 will be begin generating revenue in or about August 2024, which should allow Series Formidable Kitt 22 to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should the horse need more time than anticipated in training or fails to generate sufficient revenues as expected, Series Formidable Kitt 22 has reserves in place to cover such contingencies through September 2026.

Should Formidable Kitt 22 need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover operating expenses or sell additional interests as described above. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

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USE OF PROCEEDS – CLAIR DE LUNE 22

We estimate that the gross proceeds of the Series Clair De Lune 22 Offering will be $415,000.00 and assumes the full amount of the Series Clair De Lune 22 Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Asset Cost (1)	$115,250.00	27.77%
Brokerage Fee (2)	$4,150.00	1.00%
Management & Due Diligence Fee	$62,250.00	15.00%
Organizational and Experiential Fee	$51,875.00	12.50%
Operating Expense Reserve (3) (4)	$181,475.00	43.73%
Total Fees and Expenses	$292,750.00	72.23%
Total Proceeds	$415,000.00	100.00%

(1)	Asset Cost includes any applicable sales tax and Bloodstock Fees.
(2)	Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Horse Seller, if any.
(3)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Series Clair De Lune 22 will last through June 2026.
(4)	Operating Expense Reserve may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, Original Issue Discount (“OID”), twenty-four months of initial training expenses, vet checks, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired a 100% interest in Clair De Lune 22 for a total cost of $100,000.00. In addition to the acquisition of the asset, the Company also incurred a Bloodstock Fee of $5,000.00 and a Use Tax of $10,250.00 exclusive of agent fees and expenses (the “Asset Cost”). Additionally, the Company also incurred an OID of $7,000.00 as part of the acquisition of the asset, which is included in the total Operating Expense Reserve to conform to current accounting practices.

The allocation of the net proceeds of the Series Clair De Lune 22 Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Interests are sold in connection with the Series Clair De Lune 22 Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the Asset Cost of a series, including Series Clair De Lune 22, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Series Clair De Lune 22 includes reserves for Operating Expenses through June 2026. The Company anticipates that Clair De Lune 22 will be begin generating revenue in or about August 2024, which should allow Series Clair De Lune 22 to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should the horse need more time than anticipated in training or fails to generate sufficient revenues as expected, Series Clair De Lune 22 has reserves in place to cover such contingencies through June 2026.

Should Clair De Lune 22 need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover operating expenses or sell additional interests as described above. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

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USE OF PROCEEDS – BLUE DEVIL

We estimate that the gross proceeds of the Series Blue Devil Offering will be $382,500.00 and assumes the full amount of the Series Blue Devil Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Asset Cost (1)	$187,425.00	49.00%
Brokerage Fee (2)	$3,825.00	1.00%
Management & Due Diligence Fee	$57,375.00	15.00%
Organizational and Experiential Fee	$28,687.50	7.50%
Operating Expense Reserve (3) (4)	$105,187.50	27.50%
Total Fees and Expenses	$195,075.00	51.00%
Total Proceeds	$382,500.00	100.00%

(1)	Asset Cost includes any applicable sales tax and Bloodstock Fees.
(2)	Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Horse Seller, if any.
(3)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Series Blue Devil will last through December 2025.
(4)	Operating Expense Reserve may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, twenty-four months of initial training expenses, vet checks, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired the 51% interest in Blue Devil directly from Rocket Ship Racing LLC, who is also a Co-Owner in this Series (“Rocket Ship”), for a total cost of $178,500.00. In addition to the acquisition of the asset the company also incurred a Bloodstock Fee of $8,925.00, exclusive of agent fees and expenses as part of the auction (the “Asset Cost”).

Rocket Ship is also a minority investor in the Manager though the Company negotiated the terms of Series Blue Devil and its Underlying Assets in an arms’ length transaction in what the Company believes are fair and reasonable to the Company and has terms and conditions no less favorable to us than those available from unaffiliated third parties. See “Risk Factors – Certain Co-Owners in this Offering are minority stockholders in the Manager.” Our interests in these transactions may be different from the interests of these Co-Owners in these transactions” for more information on Rocket Ship’s minority ownership interest in Manager and the potential conflicts of interest.

The allocation of the net proceeds of the Series Blue Devil Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Interests are sold in connection with the Series Blue Devil Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the Asset Cost of a series, including Series Blue Devil, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Series Blue Devil includes reserves for Operating Expenses through December 2025. The Company anticipates that Blue Devil began generating revenue in or about December 2023, which should allow Series Blue Devil to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should the horse need more time than anticipated in training or fails to generate sufficient revenues as expected, Series Blue Devil has reserves in place to cover such contingencies through December 2025.

Should Blue Devil need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover operating expenses or sell additional interests as described above. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

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DESCRIPTION OF – SERIES STYLISHLY 23

DESCRIPTION OF STYLISHLY 23

Summary Overview

•	Stylishly 23 is a 2023 Colt by Not This Time (Sire) and Stylishly (Dam).
•	Stylishly 23 was foaled on February 22, 2023.
•	Stylishly 23 has a limited track record under which to assess its performance.
•	Current horse value set at $576,250.00 with the Company acquiring a 100% stake in Stylishly 23 acquired via loan from the Manager.

Management Performance Bonus

For Stylishly 23 the Company and the Manager have entered into an amendment to modify the fee structure that is payable to the Manager. Accordingly, the Manager shall receive a Management Performance Bonus, which amounts to 10% of all Gross Proceeds from stakes races only. Separately, in connection with a final sale of Stylishly 23 and in addition to the Management Performance Bonus that the Manager receives, upon the sale of Stylishly 23 the Manager shall receive 5% of the Final Sale Gross Proceeds if Stylishly 23 has depreciated, and 20% of the Final Sale Gross Proceeds if Stylishly 23 has appreciated.

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DESCRIPTION OF – SERIES MALIBU BONNIE 23

DESCRIPTION OF MALIBU BONNIE 23

Summary Overview

•	Malibu Bonnie 23 is a 2023 Colt by Munnings (Sire) and Malibu Bonnie (Dam).
•	Malibu Bonnie 23 was foaled on March 3, 2023.
•	Malibu Bonnie 23 has a limited track record under which to assess its performance.
•	Current horse value set at $346,500.00 with the Company acquiring a 100% stake in Malibu Bonnie 23 acquired via loan from the Manager.

Management Performance Bonus

For Malibu Bonnie 23 the Company and the Manager have entered into an amendment to modify the fee structure that is payable to the Manager. Accordingly, the Manager shall receive a Management Performance Bonus, which amounts to 10% of all Gross Proceeds from stakes races only. Separately, in connection with a final sale of Malibu Bonnie 23 and in addition to the Management Performance Bonus that the Manager receives, upon the sale of Malibu Bonnie 23 the Manager shall receive 5% of the Final Sale Gross Proceeds if Malibu Bonnie 23 has depreciated, and 20% of the Final Sale Gross Proceeds if Malibu Bonnie 23 has appreciated.

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- MUNNINGS
  - SPEIGHTSTOWN
  - LA COMETE
- MALIBU BONNIE
  - MALIBU MOON
  - OLD TIME CHICAGO

SEE FULL PEDIGREE HERE

DETAILS

WORKOUTS RESULTS

No data available

MEDIA

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DESCRIPTION OF – SERIES SPANXAMILLION 23

DESCRIPTION OF SPANXAMILLION 23

Summary Overview

•	Spanxamillion 23 is a 2023 Colt by Yaupon (Sire) and Spanxamillion (Dam).
•	Spanxamillion 23 was foaled on February 5, 2023.
•	Spanxamillion 23 has a limited track record under which to assess its performance.
•	Current horse value set at $405,150.00 with the Company acquiring a 100% stake in Spanxamillion 23 acquired via loan from the Manager.

Management Performance Bonus

For Spanxamillion 23 the Company and the Manager have entered into an amendment to modify the fee structure that is payable to the Manager. Accordingly, the Manager shall receive a Management Performance Bonus, which amounts to 10% of all Gross Proceeds from stakes races only. Separately, in connection with a final sale of Spanxamillion 23 and in addition to the Management Performance Bonus that the Manager receives, upon the sale of Spanxamillion 23 the Manager shall receive 5% of the Final Sale Gross Proceeds if Spanxamillion 23 has depreciated, and 20% of the Final Sale Gross Proceeds if Spanxamillion 23 has appreciated.

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YAUPON
UNCLE MO
MODIFICATION
SPANXA-MILLION
STREET CRY
MY SPANX

SEE FULL PEDIGREE HERE

DETAILS

WORKOUTS RESULTS

No data available

MEDIA

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DESCRIPTION OF – SERIES FORMIDABLE KITT 22

DESCRIPTION OF FORMIDABLE KITT 22

Summary Overview

•	Formidable Kitt 22 is a 2022 Filly by Too Darn Hot (Sire) and Formidable Kitt (Dam).
•	Formidable Kitt 22 was foaled on February 19, 2022.
•	Formidable Kitt 22 has a limited track record under which to assess its performance.
•	Current horse value set at $258,315.75 with the Company acquiring a 100% stake in Formidable Kitt 22 acquired via loan from the Manager.

Management Performance Bonus

For Formidable Kitt 22 the Company and the Manager have entered into an amendment to modify the fee structure that is payable to the Manager. Accordingly, the Manager shall receive a Management Performance Bonus, which amounts to 10% of all Gross Proceeds from stakes races only. Separately, in connection with a final sale of Formidable Kitt 22 and in addition to the Management Performance Bonus that the Manager receives, upon the sale of Formidable Kitt 22 the Manager shall receive 5% of the Final Sale Gross Proceeds if Formidable Kitt 22 has depreciated, and 20% of the Final Sale Gross Proceeds if Formidable Kitt 22 has appreciated.

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DESCRIPTION OF – SERIES CLAIR DE LUNE  22

DESCRIPTION OF CLAIR DE LUNE 22

Summary Overview

•	Clair De Lune 22 is a 2022 Filly of Omaha Beach (Sire) and Clair De Lune (Dam).
•	Clair De Lune 22 was foaled on April 6, 2022.
•	Clair De Lune 22 has a limited track record under which to assess its performance.
•	Current horse value set at $122,250 with the Company acquiring a 100% stake in Clair De Lune 22 acquired via loan from the Manager.

Management Performance Bonus

For Clair De Lune 22 the Company and the Manager have entered into an amendment to modify the fee structure that is payable to the Manager. Accordingly, the Manager shall receive a Management Performance Bonus, which amounts to 10% of all Gross Proceeds from stakes races only. Separately, in connection with a final sale of Clair De Lune 22 and in addition to the Management Performance Bonus that the Manager receives, upon the sale of Clair De Lune 22 the Manager shall receive 5% of the Final Sale Gross Proceeds if Clair De Lune 22 has depreciated, and 20% of the Final Sale Gross Proceeds if Clair De Lune 22 has appreciated.

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DESCRIPTION OF – BLUE DEVIL

DESCRIPTION OF BLUE DEVIL

Summary Overview

•	Blue Devil is a 2019 Gelding of Uncle Mo (Sire) and Apologize (Dam).
•	Blue Devil was foaled on March 10, 2022.
•	Blue Devil has ran a total of 14 races including 3 wins, 4 seconds and 2 thirds earning a total of $351,374.
•	Current horse value set at $350,000 with the Company acquiring a 51% stake in Blue Devil acquired via loan from the Manager.

Co-Ownership Description

As set forth in the Equine Co-Ownership Agreement for Blue Devil, the Company will hold a 51% stake in Blue Devil. The Manager will serve as the syndicate/co-ownership manager and will have the right to assign the racing manager, training schedule, and other day-to-day rights. The Manager is ultimately responsible for executing such decisions and trainers, stable hands, veterinarians, etc. managed or paid by the Company handle ordinary day-to-day activities, subject to the authority of the Manager. The co-owners (which, for the avoidance of doubt, are not the series members) will have voting rights as it relates to Blue Devil related to selling the horse, breeding the horse, gelding the horse, marketing and sponsorships and racing in claiming races.

Management Performance Bonus

For Blue Devil the Company and the Manager have entered into an amendment to modify the fee structure that is payable to the Manager. Accordingly, the Manager shall receive a Management Performance Bonus, which amounts to 10% of all Gross Proceeds from stakes races only. Separately, in connection with a final sale of Blue Devil and in addition to the Management Performance Bonus that the Manager receives, upon the sale of Blue Devil the Manager shall receive 5% of the Final Sale Gross Proceeds if Blue Devil has depreciated, and 20% of the Final Sale Gross Proceeds if Blue Devil has appreciated.

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"

A HORSE WHO ABSOLUTELY LOVES TO RACE. HE'S **GUTSY, WITH A TON OF HEART** AND HE'S SHOWN US THIS TIME AND TIME AGAIN.

- BROOK SMITH
ROCKET SHIP RACING LLC

NEW IN THE STABLE
BLUE DEVIL
TRAINED BY:
Jeff Hiles

Gelding
FOALED ON: 3/10/2019

Jeff Hiles
TRAINER

Kentucky/Florida
RACING CIRCUIT

A proven graded stakes performing gelding by super-sire Uncle Mo, Blue Devil finished third in 2023's edition of the G2 Lukas Classic Stakes. He is being pointed for the G3 Harlan's Holiday S. at Gulfstream Park on Dec. 30 to kick off an exciting 2024 season.

READ FULL OVERVIEW HERE

UNCLE MO
INDIAN CHARLIE
PLAYA MAYA
APOLOGIZE
LEMON DROP KID
AURELIA

SEE FULL PEDIGREE HERE

DETAILS

WORKOUTS RESULTS

DATE	TIME	RANK	TR.	DIST.	SF.
2023-12-09	0:51.30	51/65	PMM	4F	Dirt
2023-11-18	1:03.16	1/3	HPT	5F	-
2023-11-11	1:03.88	7/14	HPT	5F	Dirt

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PLAN OF DISTRIBUTION AND SUBSCRIPTION PROCEDURE

Plan of distribution

We are managed by Experiential Squared, Inc. (“Experiential” or the “Manager”), a Delaware corporation incorporated in 2016. Experiential owns and operates a mobile app-based crowd-funding investment platform called MyRacehorse™ (the MyRacehorse™ platform and any successor platform used by the Company for the offer and sale of interests, the “MyRacehorse™ Platform”), which is licensed to the Company via the Management Agreement, through which Investors may indirectly invest, through Series of the Company’s interests, in fractional racehorse ownership interests that have been historically difficult to access for many market participants. Through the use of the MyRacehorse™ Platform, Investors can browse and screen the potential investments and sign legal documents electronically. We intend to distribute the Interests exclusively through the MyRacehorse™ Platform. We have engaged Dalmore, a member of FINRA/SIPC, as broker of record in connection with the offer and sale of the Interests. See “Broker” section below.

Each of the Offerings is being conducted under Regulation A under the Securities Act of 1933, as amended (the “Securities Act”) and therefore, only offered and sold to “qualified purchasers.” For further details on the suitability requirements an Investor must meet in order to participate in this Offering, see “Plan of Distribution and Subscription Procedure – Investor Suitability Standards”. As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain antifraud provisions, to the extent that our Interests are offered and sold only to “qualified purchasers” or at a time when our Interests are listed on a national securities exchange.

The initial offering price for each Series (the “Purchase Price”) was determined by the Manager and is equal to the aggregate of (i) the purchase price of the applicable Underlying Asset, (ii) the Due Diligence Fee, (iii) Offering Expenses, (iv) the Bloodstock Fee, if applicable, and (v) Operating Expenses (excluding Upkeep Fees), (in each case as described below).

Each Offering is being conducted on a best efforts basis without any minimum target. The Company may undertake one or more closings of each Offering on a rolling basis. After each such Closing, funds tendered by Investors will be available to the Company. Because the Offerings are being made on a best efforts basis and without a minimum offering amount, the Company may close each Offering at any level of proceeds raised. Each Offering shall be terminated on the earlier of (i) the date subscriptions for the Maximum Interests have been accepted, (ii) a date determined by the Manager in its sole discretion, or (iii) the date which is one year from the date this Offering Circular is qualified by the Commission which period may be extended by an additional six months by the Manager in its sole discretion.

Those persons who want to invest in the Interests must consent electronically to a Subscription Agreement, which will contain representations, warranties, covenants, and conditions customary for private placement investments in limited liability companies, see “How to Subscribe” below for further details. A copy of the form of Subscription Agreement is attached as Exhibit 4.1.

Each Series of Interests will be issued in book-entry form without physical stock certificates. Vertalo, Inc. will serve as transfer agent to maintain stockholder information on a book-entry basis. See “Transfer Agent” below for more information.

The Company will pay all of the expenses incurred in these Offerings that are not covered by the Brokerage Fee, Due Diligence Fee, the Offering Expenses or estimated Operating Expenses, including fees to legal counsel, but excluding fees for counsel or other advisors to the Investors and fees associated with the filing of periodic reports with the Commission and future blue sky filings with state securities departments, as applicable. Any Investor desiring to engage separate legal counsel or other professional advisors in connection with this Offering will be responsible for the fees and costs of such separate representation.

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Investor Suitability Standards

The Interests are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include: (i) “accredited Investors” under Rule 501(a) of Regulation D and (ii) all other Investors so long as their investment in any of the interests of the Company (in connection with this Series or any other Series offered under Regulation A) does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

For an individual potential investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1.             an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not underwater), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence; or

2.              earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.

Our Manager and Dalmore, in its capacity of broker/dealer of record for these Offerings, will be permitted to make a determination that the subscribers of Interests in these Offerings are qualified purchasers in reliance on the information and representations provided by the subscriber regarding the subscriber’s financial situation. Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to http://www.investor.gov.

An investment in our Interests may involve significant risks. Only Investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in the Interests. See “Risk Factors.”

Minimum and Maximum Investment Amounts

The minimum subscription by an Investor in the Offerings is 1 Interest and the maximum subscription by any Investor in each Offering is set forth on the Cover Page hereto in tabular format.

Notwithstanding the foregoing, the Manager has discretion to increase the minimum subscription by an Investor to greater than 1 Interest in a Series.

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Transfer Agent

Vertalo, Inc., a Delaware corporation, will serve as the Company’s SEC-registered transfer agent to maintain stockholder information on a book-entry basis. On November 2, 2021, we entered into that certain Vertalo Subscription Agreement to govern the relationship between Vertalo and the Company which provides, among other things, for a one-year term with auto-renewal within 60 days of year 2 of the agreement. The Company will be charged $0.75 per investor per year (regardless of number of investments a single investor makes) and no transfer fee with fees billed monthly in advance.

Broker

Dalmore Group, LLC, a New York limited liability company (“Dalmore” or “Broker”), will manage the sale of the Interests as broker/dealer of record pursuant to a broker-dealer agreement, dated July 10, 2020 (the “Broker-Dealer Agreement”), and serve as broker of record for the Company’s Regulation A offerings, process transactions by subscribers to the Offering and provide investor qualification services (e.g., Know Your Customer (“KYC”) and Anti Money Laundering (“AML”) checks). Dalmore is a broker-dealer registered with the Commission and a member of FINRA/SIPC and is registered in each state where the Offering and sale of the Series of Interest will occur, prior to the launch of such Offering, but will not act as a finder or underwriter in connection with such Offering. Dalmore will receive a Brokerage Fee but will not purchase any Interests and, therefore, will not be eligible to receive any discounts, commissions or any underwriting or finder’s fees in connection with the Offering.

The Company will indemnify Dalmore, its affiliates and their representatives and agents harmless from any and all actual or direct losses, liabilities, judgments, arbitration awards, settlements, damages and costs (collectively, “Losses”), resulting from or arising out of any third party suits, actions, claims, demands or similar proceedings (collectively, “Proceedings”) to the extent they are based upon (i) a breach of the Broker-Dealer Agreement by the Company, (ii) the wrongful acts or omissions of the Company, or (iii) the Offering itself. Dalmore shall indemnify and hold the Company, the Company’s affiliates and Company’s representatives and agents harmless from any Losses resulting from or arising out of Proceedings to the extent they are based upon (i) a breach of the Broker-Dealer Agreement by Dalmore or (ii) the wrongful acts or omissions of Dalmore or (iii) its failure to comply with any applicable federal, state, or local laws, regulations, or codes in the performance of its obligations under the Broker-Dealer Agreement. The Broker-Dealer Agreement terminates 6 months after its effective date, but will renew automatically for successive renewal terms of six (6) months each unless any party provides notice to the other party of non-renewal at least forty-five (45) days prior to the expiration of the current term.

If the Company defaults in performing the obligations under the Broker-Dealer Agreement, the Broker-Dealer Agreement may be terminated (i) upon forty-five (45) days written notice if the Company fails to perform or observe any material term, covenant or condition to be performed or observed by it under the Broker-Dealer Agreement and such failure continues to be unremedied, (ii) upon written notice, if any material representation or warranty made by either Dalmore or the Company proves to be incorrect at any time in any material respect, (iii) in order to comply with a legal requirement, if compliance cannot be timely achieved using commercially reasonable efforts, after providing as much notice as practicable, or (iv) upon thirty (30) days’ written notice if the Company or Dalmore commences a voluntary proceeding seeking liquidation, reorganization or other relief, or is adjudged bankrupt or insolvent or has entered against it a final and unappealable order for relief, under any bankruptcy, insolvency or other similar law, or either party executes and delivers a general assignment for the benefit of its creditors.

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Fees and Expenses

Brokerage Fee

As compensation for providing certain broker-dealer services to the Company in connection with the Underlying Asset, including KYC, AML and other compliance background checks, Dalmore will receive a fee equal to 1.0% of the amount raised through this Offering (which, for clarification, excludes any Interests purchased by the Manager, its affiliates or the Horse Sellers) (the “Brokerage Fee”). Each Series will be responsible for paying its own Brokerage Fee to Dalmore in connection with the sale of Interests in such Series. The Brokerage Fee will be payable immediately upon the closing of each offering from the proceeds thereof. In addition, the Company has paid Dalmore a $5,000 one-time set up fee for out-of-pocket expenses and has also paid a separate, one-time $20,000 consulting fee.

Management/Due Diligence Fee

The Manager charges a fixed Management/Due Diligence Fee which will cover the Manager’s work on behalf of a Series during its lifecycle. This includes a Due Diligence Fee which is a fee paid to Manager as compensation for due diligence services in evaluating, investigation and discovering the Underlying Assets and establishing the Series, not to exceed the maximum Due Diligence Fee as detailed in the Use of Proceeds for each Series. This fee includes the costs associated with managing all aspects of the selection of horses and the establishment of a series. This also includes the selection, management, authority and oversight of third-party contractors such as attorneys, accountants and bloodstock agents. In addition, ongoing work for management and execution of decisions as it relates to veterinarians, co-owners, trainers, boarding facilities and review and audit of bills (from veterinarians, trainers, farriers etc.) will be covered here.

Organizational and Experiential Fee

This fee covers several organizational and experiential aspects of the business. First, any Offering Expenses associated with an offering, including actual legal, accounting, underwriting, filing and compliance costs incurred by the Company in connection with an Offering of a Series of Interests (and excludes ongoing costs described in Operating Expenses), as applicable, paid to legal advisors and other third parties, as the case may be, will be covered. Second, fees paid to the Manager for the experiential activities associated with ownership of a racehorse in a Series, including marketing costs, event planning, content development and hosting on the MyRacehorse™ Platform, and Membership Experience Programs (as discussed further in the “Description of the Business”). This fee may be discounted for certain Series or such fees could be capped for Investors with multiple or sizable Series investments (which would have the result of a discounted effective Offering Price to such frequent or large-scale Investors).

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Operating Expenses

Each Series of Interests will be responsible for any and all fees, costs and expenses incurred in connection with the boarding, maintenance, training and transportation costs of the underlying asset (the “Upkeep Fees”) related to such Series, costs incurred in preparing any reports and accounts of the Series, including any tax filings and any annual audit of the accounts of the Series (if applicable) or costs payable to any third party registrar or transfer agent and any reports to be filed with the Commission including periodic reports on Forms 1-K, 1-SA and 1-U, any indemnification payments, any and all insurance premiums or expenses in connection with the Underlying Asset, including mortality, liability and/or medical insurance of the Underlying Asset to insure against the death, injury or third party liability of racehorse ownership (decided on a horse-by-horse basis).

We anticipate that for a majority of the Offerings, we will allocate a sizable portion of such Offering to a cash reserve to be spent on Upkeep Fees of the applicable Underlying Asset (the “Operating Expense Reserve”). However, if the Operating Expenses exceed the amount of revenues generated from the applicable Underlying Asset, the Manager may (a) advance or loan the amount of the Operating Expenses to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and be entitled to reimbursement of such amount from future revenues generated by such Series (“Operating Expenses Reimbursement Obligation(s)”), and/or (b) cause additional Interests to be issued in order to cover such additional amount. In such cases, until a Series generates revenues from its interest in the applicable Underlying Asset, we expect a Series to, initially, deplete only the Upkeep Fees. We may incur Operating Expenses Reimbursement Obligations or the Manager pays such Operating Expenses incurred and will not seek reimbursement if Operating Expenses exceed revenues and Upkeep Fees.

In addition, the Manager, in these types of Offerings, retains discretion to also (a) loan the amount of the Operating Expenses to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and/or (b) cause additional Interests to be issued in order to cover such additional amounts.

Regardless of the type of Offering, an Interest Holder will be liable only to the extent of their agreed upon capital contributions and, if no such capital remains at dissolution, such Interest Holder will not be liable for the failure of a Series to repay its underlying debt or liabilities, including the Operating Expenses Reimbursement Obligations.

Management of Operating Expenses

The Manager may provide monthly accounting, admin and legal services to the Series to meet the Series responsibilities for paying and auditing the Series bills, financial reporting to Series members, handling Accounts Payables for the Series and distributing payouts and tax forms.

Additional Information Regarding this Offering Circular

We have not authorized anyone to provide you with information other than as set forth in this Offering Circular. Except as otherwise indicated, all information contained in this Offering Circular is given as of the date of this Offering Circular. Neither the delivery of this Offering Circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

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From time to time, we may provide an “Offering Circular Supplement” that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular Supplement. The Offering Statement we filed with the Commission includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the Commission and any Offering Circular Supplement together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the Commission.

The Offering Statement and all supplements and reports that we have filed or will file in the future can be read on the Commission website at www.sec.gov or in the legal section for the applicable Underlying Asset on the MyRacehorse™ Platform. The contents of the MyRacehorse™ Platform (other than the Offering Statement, this Offering Circular and the Appendices and Exhibits thereto) are not incorporated by reference in or otherwise a part of this Offering Circular.

How to Subscribe

Potential Investors who are “qualified purchasers” may subscribe to purchase Interests. Any potential Investor wishing to acquire any Series Interests must:

1.       Carefully read this Offering Circular, and any current supplement, as well as any documents described in the Offering Circular and attached hereto or which you have requested. Consult with your tax, legal and financial advisors to determine whether an investment in any of the Interests is suitable for you.

2.       Review the Subscription Agreement (including the “Investor Qualification and Attestation” attached thereto) on the MyRacehorse™ Platform application and click “Buy-Now” to consent to the completed Subscription Agreement using electronic signature to invest in and obtain ownership in a particular Series as an investor. Except as otherwise required by law, subscriptions may not be withdrawn or cancelled by subscribers.

3.       Once the completed Subscription Agreement is electronically signed, an integrated online payment provider will transfer funds in an amount equal to the purchase price for such Interests you have applied to subscribe for as an investor (as set out on the front page of your Subscription Agreement) to the Company.

4.       The Manager and Dalmore will review the subscription documentation completed and signed by you. You may be asked to provide additional information. The Manager and Dalmore will contact you directly if required. We reserve the right to reject any subscriptions, in whole or in part, for any or no reason, and to withdraw such Offering at any time prior to Closing.

5.       Once the review is complete, the Manager will inform you whether or not your application to subscribe for such Interests is approved or denied and if approved, the number of Interests you are entitled to subscribe for. If your subscription is rejected in whole or in part, then your subscription payments (being the entire amount if your application is rejected in whole or the payments associated with those subscriptions rejected in part) will be refunded promptly, without interest or deduction. The Manager accepts subscriptions on a first-come, first served basis subject to the right to reject or reduce subscriptions.

6.       If all or a part of your subscription in a particular Series is approved, then the number of Interests you are entitled to subscribe for will be issued to you in book-entry electronic form upon the Closing. Vertalo, Inc. serves as transfer agent and registrar and will maintain Interest holder records.

By accepting the Subscription Agreement, you agree to be bound by the terms of the Subscription Agreement, the Second Amended and Restated Series Limited Liability Company Agreement of the Company (the “Operating Agreement”) and the applicable Series Agreement. The Company, the Manager, and Dalmore will rely on the information you provide in the Subscription Agreement, including the “Investor Qualification and Attestation” attached thereto and the supplemental information you provide in order for the Manager and Dalmore to verify your status as a “qualified purchaser”. If any information about your “qualified purchaser” status changes prior to you being issued Interests, please notify the Manager immediately using the contact details set out in the Subscription Agreement.

For further information on the subscription process, please contact the Manager using the contact details set out in the “Where to Find Additional Information” section.

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DESCRIPTION OF THE BUSINESS

Overview

MyRacehorse democratizes the ownership of racehorses and allows fans to experience the thrill, perks and benefits of ownership at a fraction of the historical cost. This includes everything from the behind-the-scenes engagements with the horse, the jockey and trainers as well as exclusive on-track experiences and their pro-rata share of any financial gains that the ownership may create.

The Company, in collaboration with the manager, Experiential, has quickly emerged as what management believes to be one of the most successful stables in horse racing over the past several years. The Company has recorded 181 wins (out of 1061 races run since operations began in 2016 and won three of the most prestigious races in the sport, the Kentucky Derby (2020 – Authentic), The Preakness Stakes (2024 – Seize the Grey) and Breeders Cup Classic (2020 – Authentic). MyRacehorse was named the 2020 “New Owner of the Year” by the OwnerView in a joint effort between industry leaders, The Jockey Club and the Thoroughbred Owners and Breeders’ Association. The award “recognizes a new Thoroughbred owner who has been successful in the sport and has had a positive impact on the industry.” This is in large part due to the depth and breadth of the racing and bloodstock team employed by Experiential. They have over 100 years combined experiences buying, selling and managing thoroughbred racehorses. The team members are extremely active in working with all stakeholders that have influences on the outcomes of the racehorse. They have unencumbered access and authority over the trainers, jockeys, racing secretaries, and veterinarians, all key stakeholders in the career of a racehorse. The manager has also built out a robust team of content developers that keeps the Investors abreast of the critical aspects of their racehorse. These updates are delivered in the form of video, text, live streams and photos through the MyRacehorse™ Platform.

The Company was formed in the state of Nevada as a series limited liability company on December 27, 2016. There is limited historical financial information about us upon which to base an evaluation of our performance. We are an emerging growth business with limited operating history. We cannot guarantee that we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns, such as increases in marketing costs, increases in administration expenditures associated with daily operations, increases in accounting and audit fees, and increases in legal fees related to filings and regulatory compliance.

Racehorse Ownership Interests

The Company, through individual Series, intends to purchase interests in thoroughbred horses. The Series’ percentage ownership in a specific horse is determined on a series-by-series basis. In all Series, the Company and its Manager will maintain sufficient management, authority, control and input into the initial due diligence and subsequent day-to-day operating decisions (which may be delegated to certain trainers, stable hands, veterinarians, etc., subject to the authority of the Manager), including training, maintenance and upkeep of an Underlying Asset in order to add value to the Series. In all Series, the Manager has authority, control and access to the key stakeholders in the day to day training of the racehorse allowing the Manager to make key decisions that include, but are not limited to, keeping a horse in tact vs gelding, running in claiming or restricted races, changing a trainer, changing a racing circuit, increasing/decreasing/maintaining the insurance policy coverage (if any) and selling/increasing ownership interests through either a partner buyout or exercising a right of first refusal.

As an owner of a racehorse, the individual Series will receive a percentage of the purse winnings that is equal to its ownership percentage, as well as other revenue-generating events including, but not limited to claiming races (which may result in a sale of a racehorse held by a series), sales of the racehorse, marketing or sponsorship activities and the sale of future breeding rights. A possible exemption to these entitled revenue streams would be in a Racing Lease and those exemptions would be clearly outlined on the MyRacehorse Platform offering page and the Description of such Series in this Offering Circular. Similarly, the individual Series will be responsible for the expenses of the racehorse at a rate equal to its ownership percentage. These expenses will often be payable directly by the Series pursuant to the rights of its partnership, syndicate or operating agreement (“Co-Ownership Agreements”) with other co-owners of an Underlying Asset. Copies of such Co-Ownership Agreements for each respective Series are attached as exhibits hereto and descriptions of such terms are included with each Series’ respective description herein.

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The Co-Ownership Agreements clearly delineate the decision making and dispute resolution processes regarding the management of the horse and delegate those key authorities to the Manager. The management of the horse includes but is not limited to decisions made and executed by the Manager on the boarding, training, racing schedule, veterinary care and insurance on a horse. The Company, through the individual Series, only enters into Co-Ownership Agreements that empower the Manager to have major decision rights, authority, control and access to all key stakeholders and key information regarding the horse. The access to information and stakeholders is required to make optimal decisions surrounding the Underlying Asset in the Series. The Manager and its personnel will maintain control over key operating decisions of the Underlying Asset of such Series. The Manager intends for the Series to maintain a sufficient level of control over the Underlying Asset by (1) majority (50%+) ownership (which includes the ability to remove the administrator), (2) heavy negotiation of the Underlying Asset’s Co-Ownership Agreement to include authority, control and input on key operating decisions, discretion in payment of certain expenses and voting rights over important decisions regarding the management of the Underlying Asset, or (3) a combination of these controls.

When a Series becomes an owner of the horse, the Series’ Members may be able to enjoy some of the benefits and privileges of owning a horse. This includes the ability to visit the horse at the trainer’s barns, visit the paddock before any race the horse is in, interact with the jockey before the race, and have your photo taken in the winner's circle if the horse wins a race. Some of these Membership Experience Programs are included with Series membership, while others may require additional payments by Investors and would be attributable as revenue to the Company. Since the Member is not a direct owner but an indirect owner of the horse they must be accompanied by someone that is licensed by the state's racing authority. There is no guarantee that a licensed person will be available to accompany a member upon request. The benefits and privileges associated with a Member Interest are conditional upon compliance with the Manager’s and the Series’ Code of Conduct as outlined in the Terms of Service on the MyRacehorse™ Platform.

Racing Leases

As an alternative to the Co-Ownership structures discussed above, which include the purchase, sale and breeding rights associated with the full ownership of a horse, for certain Series, the Company, through individual Series, may enter into lease agreements or “racing leases” which will entitle the Series to the exclusive right to “all of the racing qualities of an ownership interest in the horse” including the operation of such horse during a set racing term (typically 1 year) in exchange for an upfront lease fee. The Series’ percentage lease interest in a specific horse is determined on a series-by-series basis. This means that the Series will enter into an agreement with other owners of the Underlying Asset (“Owners”) which will govern the rights of the Series during the lease term and the operation of the Underlying Asset (the “Lease Agreement”). As with Co-Ownership structures, the Company, directly or indirectly, is engaged daily on key operating decisions and has approval rights over a broad range of day-to-day operational matters that directly impact the value of the Lease Agreements for such Underlying Asset of a Series.

As the lessee of a racehorse, the individual Series will receive a percentage of the purse winnings that is equal to its lessee percentage, as well as other revenue-generating events as well as marketing and advertising related revenues. Similar to the Co-Ownership arrangements, the individual Series in the Lease Agreement will be responsible for the expenses of the racehorse at a rate equal to its lessee percentage. These expenses will often be payable directly by the Series. At the end of such lease term, however, the ownership rights in the horse revert back to the Owner along with the obligation to cover any future expenses associated with such horse.

In the event that the Owner intends to retire the horse and elects to terminate the Lease Agreement due to health, breeding or economic interest concerns, the pro rata portion of the lease fee remaining on the Series will be re-paid to the Series.

The Company’s intent with racing leases is to capture the value of the racing career of said horse without the complexities, time and expense associated with the purchase, sale or breeding of a horse outside of its useful racing life.

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Size of Thoroughbred Business

The US Gross Domestic Product for thoroughbred racing, breeding, and related activities contributes approximately $50 billion in direct economic impact to the U.S. economy. There are an estimated 40,000 thoroughbred races each year attracting 60 million spectators and bets of more than $13 billion at the tracks and at off-site locations. 1

Currently, $115,000,000 billion is bet annually on horse races with the US representing about 8.5% of the total gaming market. 2 The Kentucky Derby continues setting records; in 2021 the total handle was the highest in history, with just over $233 million handled, up 11.5% from the previous record. 3 In 2015, Churchill Down set an attendance record with just over 170,000 people in attendance. 4

$115 billion is bet annually on horse races worldwide and there are $800 million dollars a year in racehorse sales. Approximately, 8 million fans attend races each year watching over 42,500 active racehorses. 5 The average sales price for a racehorse is about $65,000. 6

____________________

1 American Horse Council Foundation. 2017 National Economic Impact Study. Retrieved at http://www.horsecouncil.org/economics.

2 International Federation of Horseracing Authorities. 2015 Annual Report. Retrieved at https://www.ifhaonline.org/resources/Annual_Report_2019.pdf.

3 https://www.courier-journal.com/story/sports/2021/05/03/kentucky-derby-2021-betting-up-85-percent-from-2020/4920468001/

4 https://www.kentuckyderby.com/horses/news/second-highest-attendance-in-track-history-as-167,227-fans-watch-undefeated-nyquist-win-the-142nd-kentucky-derby

5 The Jockey Club. Fact Book Index. Retrieved at http://www.jockeyclub.com/default.asp?section=FB&area=12.

6 The Jockey Club. Fact Book Index. Retrieved at http://www.jockeyclub.com/default.asp?section=FB&area=13.

Plan of Operations

The Company, the Manager and/or its affiliates will either (1) acquire horses that are listed on the MyRacehorse™ Platform pursuant to a promissory note between the Series and lender or (2) have the Series acquire the horses upon close of the respective offering. In many instances, the lender will have a right, prior to completion of the Offering, to participate in pre-closing dividends from revenue generated by its interest in the Underlying Asset (via, primarily, race-winnings and the payment of Stallion Fees when applicable, that occur prior to closing such an offering) and the right to convert into the unsold portion of the offering prior to being fully funded. Copies of the respective Promissory Note for each such Series are attached as exhibits hereto.

An investment in a Series does not constitute ownership of a racehorse and does not necessarily make a Series member eligible for State based Horse Racing Owner License.

The Series will contract with Manager to provide “ownership privileges” and “ownership experiences” for Investors. Some ownership privileges are included as a member, including access to content that will vary based on majority ownership group, trainer, track, frequency of races, racing conditions, the health of the horse and other factors. Other “ownership privileges” provided by Manager will be available for purchase and can include on track events and race day privileges including paddock, backside and winners circle access.

For each horse acquired by each individual Series, the timeline for racing and expected cash flows may vary greatly. Different acquisitions will have different timelines depending on a variety of factors. More often than not, the Series will exist for 2-6 years (the racing life cycle) and then the Underlying Asset will be sold or retired.

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Deciding on a Horse

When deciding on what horse to purchase, a number of considerations must be evaluated by a seasoned team of experts. The Manager employs some of the most experienced experts in bloodstock and racing and also contracts with independent consultants to maximize its ability to make optimal decisions when purchasing a racehorse:

•	Pedigree: The recorded ancestry of the horse.

•	Pedigree Statistics: Win percentages and nicking statistics.

•	Race history (if applicable): Historic results of past races the horse has competed in

•	Race Replays (if applicable): Video of the historic races.

•	Potential trainer: Statistics and trends of the potential trainer

•	Valuation: The monetary worth set by the majority owner

•	Horse Owner/Breeder/Consignor: Historical statistics and reputation

•	Conformation, Physical Attributes: Athletic prowess as indicated by key attributes of his/her physique

•	Purchase History: Publicly recorded title transfers of the horse

•	Workout reports and videos: Via professional clockers and internal evaluation of video footage

•	Bloodstock Agent Assessment (if applicable): Record and Reputation

•	3rd party appraisals (If applicable): Independent bloodstock appraisal

•	Veterinarian Assessments (if applicable): Independent assessment of health of horse

•	Biometrics (if applicable): Assessment of biometric data against desired attributes

This initial diligence information is used to determine if the horse is one that will be added to the MyRacehorse™ Platform and then the same information is made available to the prospective Investors to assist in their individual investment decisions.

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Types of Races

Maiden - A race for Non-winners

Maiden Special Weight - For horses that have never won a race, but cannot be claimed

Claiming - Race in which horses entered are subject to purchase, or "claim", for the specified claiming price (typically the horses have won at least one claiming or maiden race)

Allowance - a race other than claiming for which the racing secretary drafts certain conditions to determine weights

Stakes - The highest level of racing

Class Structure

Stakes

Grade 1 Stakes

Grade 2 Stakes

Grade 3 Stakes

Non-Graded Stakes

Classified Allowance

N4X - Non-winners of less than 4 races excluding claiming or Maiden (also referred to as "nonwinners of four races other than Maiden or claiming" or "4th level allowance")

N3X - Non-winners of less than 3 races excluding claiming or Maiden (also referred to as nonwinners of three races other than Maiden or claiming" or "3rd level allowance")

N2X - Non-winners of less than 2 races excluding claiming or Maiden (also referred to as nonwinners of two races other than Maiden or claiming" or "2nd level allowance")

N1X - Non-winners of less than 1 races excluding claiming or Maiden (also referred to as nonwinners of one race other than Maiden or claiming" or "1st level allowance")

Claiming

$100,000	- horses are entered but are subject to sale for the claiming price of $100,000

$80,000	- horses are entered but are subject to sale for the claiming price of $80,000

$62,500	- horses are entered but are subject to sale for the claiming price of $62,500

$50,000	- horses are entered but are subject to sale for the claiming price of $50,000

$40,000	- horses are entered but are subject to sale for the claiming price of $40,000

$32,000	- horses are entered but are subject to sale for the claiming price of $32,000

$25,000	- horses are entered but are subject to sale for the claiming price of $25,000

$20,000	- horses are entered but are subject to sale for the claiming price of $20,000

$16,000	- horses are entered but are subject to sale for the claiming price of $16,000

$12,500	- horses are entered but are subject to sale for the claiming price of $12,500

$8,000	- horses are entered but are subject to sale for the claiming price of $8,000

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Maiden

Maiden Special Weight

$50,000 Maiden Claiming

$32,000 Maiden Claiming

$25,000 Maiden Claiming

Competition

The Company under the advisement and stewardship of its Manager believes it is becoming one of the more prominent and successful racing stables in the United States. The Company is very dependent on the expertise of its Manager. Competition in the horse racing business is strong and a constant challenge as further outlined in the “Risk Factors” section.

Government Regulation

Horse racing is regulated by the individual states and has very few centralized governing entities.

The supervision and regulation of horse racing and pari-mutuel wagering are principally governed by state law, which varies from state to state. A horse racing board or commission is the state governmental authority that oversees horse racing, pari-mutuel wagering, and related activities for the purpose of, among other things, ensuring the integrity of racing within the state. In general, state racing commissions have authority to supervise and regulate the following activities associated with horse racing:

●	The conduct of all horse racing activities at licensed racetracks within the state, including scheduling meets, setting standards for tracks and grounds, and inspecting racing facilities;

●	The conduct of pari-mutuel wagering and the amount of purses, stakes, or awards to be offered;

●	Licensing requirements and procedures and for participation by owners, jockeys, trainers, and others;

●	Oversight of the health and sound racing condition of racehorses;

●	Restricting or prohibiting the use and administration of drugs or stimulants or other improper acts to horses before participating in a race;

●	Maintaining and operating facilities for drug testing;

●	Establishing safety standards for jockeys and racing equipment;

●	Setting minimum fees for jockeys to be effective in the absence of a contract between an employing owner or trainer and a jockey;

●	Requiring racetrack operators to file financial information and a list of their stockholders or other persons holding a beneficial interest in the organization; and

●	Enforcing statutes and regulations governing horse racing, including adjudicatory power to conduct hearings, issue subpoenas and impose penalties for violations, such as suspension or revocation of licenses, fines, and forfeiture of purses.

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The National Racing Compact was created as an independent, interstate governmental entity (the Association of Racing Commissioners International), composed of pari-mutuel racing regulators from participating states, to set standards for individual licenses, accept applications and fingerprints, analyze criminal history information, and issue a national license. The national license is recognized by the 15 compact member states and nine other states that have elected to recognize the national license or the application for the license to a lesser degree.

The Association of Racing Commissioners International was formed in 1947 to “encourage forceful and honest nationwide control of racing for the protection of the public.” The goals of the organization are to facilitate reciprocity in enforcing each other’s official rulings (penalties) and uniform rules and practices. From the beginning, the Association has functioned as a repository and redistribution center for all official rulings by stewards and racing commissioners.

The Horseracing Integrity and Safety Act (HISA) was passed at the end of 2020 to create uniform national standards for Thoroughbred racing in the areas of racetrack safety and medication. The effort was prompted by growing public concern about safety of racehorses and riders resulting from an unusual spate of breakdowns at Santa Anita between July 1, 2018, and November 30, 2019, when fifty-six horses died or were euthanized because of injuries suffered at the track. Although the issue was of concern at all racetracks across the nation with similar safety records, the Santa Anita cluster of injuries and deaths galvanized the opponents to racing and the press to elevate the issue significantly. Contributing to the impetus for the legislation were several high-profile trainers involved with medication issues in stakes races of national interest (including the Kentucky Oaks, the Arkansas Derby and the Kentucky Derby) and the indictment of several east coast trainers alleged to have used and trafficked in illegal performance enhancing substances resulting from an FBI undercover operation. These events cast a shadow over racing’s reputation and were the subject of increased media scrutiny forcing industry leaders to act.26

HISA created the Horseracing Integrity and Safety Authority (the “Authority”), a “private, independent, self-regulatory, nonprofit corporation” purposed to develop and implement “a horseracing anti-doping and medication control program and a racetrack safety program.…”27 Two standing committees of the Authority will prescribe rules for each of the two target areas of concern.28 The Racetrack Safety Committee will establish a horseracing safety program, while The Anti-Doping and Medication Committee will help the Authority establish a medication control policy.29 The Authority only covers Thoroughbred horses, leaving the coverage of other breeds to individual racing commissions or breed governing organizations.30

The Authority is charged to seek an agreement with the United States Anti-Doping Agency (USADA) under which USADA will serve “as the anti-doping and medication control enforcement agency,” but will have no hand in prescribing drug rules.31 The Authority could not come to an agreement with USADA, but consistent with its mandate to identify and contract with an entity of comparable reputation to perform drug testing services, Drug Free Sport International was retained as the HISA drug enforcement arm. The Federal Trade Commission (FTC) will serve as an oversight body to the Authority and the FTC must approve all substantive and procedural rules of the Authority.32 The FTC also decides appeals from final decisions of the Authority.33

Two significant legal challenges 34 35 to HISA have been dismissed by the courts for various reasons, but there has been significant resistance to HISA’s implementation by several racing states, most notably Texas, which has refused to allow HISA to regulate racing within its borders, citing legal constraints by its own state racing law.36 HISA has delayed the implementation of its anti-doping enforcement regulations until at least January 1, 2023, and has deferred some safety provisions (notably the implementation of the riding crop37 and horse shoe specifications38) due to unforeseen supply issues and other logistical challenges. There may be further delays in the implementation of HISA, and it is likely there will be another round of litigation once the July 1, 2022 Safety Rules, or the January 1, 2023 anti-doping regulations are implemented. The inability for regulatory issues related to HISA could result in interruptions to the racing calendar and could result in lost racing opportunities for Commonwealth’s horses.

26 https://www.hisaus.org/about; https://www.albanylaw.edu/government-law-center/news/understanding-the-horseracing-integrity-and-safety-act-and-new-era.

27 HISA § 1203(a).

28 Bennett Liebman, Introducing the Horseracing Integrity and Safety Act and a New Era of Racing Regulation, 32 NYSBA Entertainment, Arts and Sports Law Journal 64 (2021), https://papers.ssrn.com/sol3/papers.cfm?abstract_id=3780750.

29 Id..; HISA § 1207(B).

30 HISA § 1205(l).

31 HISA § 1205(e)(1)(A).

32 HISA § 1204, 1205(c)(2); https://www.hisaus.org/regulations.

33 HISA § 1209.

34 https://www.americanfarriers.com/articles/12520-equine-group-files-a-federal-lawsuit-to-halt-the-horseracing-integrity-and-safety-act.

35 https://www.americanfarriers.com/articles/12640-horseracing-safety-and-integrity-act-faces-another-federal-lawsuit.

36 https://www.bloodhorse.com/horse-racing/articles/259076/hisa-texas-clashing-over-regulatory-lines; https://www.bloodhorse.com/horse-racing/articles/259593/texas-racing-commission-issues-memo-defiant-to-hisa.

37 https://www.bloodhorse.com/horse-racing/articles/259775/ky-horsemen-air-hisa-concerns-at-churchill-meeting.

38 https://www.americanfarriers.com/articles/13376-hisa-delaying-implementation-of-thoroughbred-racetrack-shoeing-rules.

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Sales Practices

Three of the four states where a significant percentage of public auctions of Thoroughbreds are conducted, California, Florida, and Kentucky, have enacted statutes governing the documentation of transactions involving horses. (The fourth, New York, has not followed suit.) In general, these statutes require that the purchase or sale of equine assets be accompanied by a written bill of sale signed by both the buyer and the seller or their authorized agent. For purchases and sales made through public auctions, the bill of sale requirement may be satisfied by the issuance of an auction receipt or acknowledgement of purchase generated by the auction house and signed by the buyer or the buyer’s authorized agent.

In response to allegations of unfair and deceptive trade practices, states have begun to enact legislation intended to foster greater transparency in transactions involving equine assets. Florida and Kentucky have enacted laws governing the conduct of agents acting on behalf of buyers and sellers of equine assets. For example, an agent is not permitted to represent both the buyer and seller in the same transaction, unless the agent first discloses the dual representation and obtains the written consent of both the buyer and seller. Similarly, an agent is not permitted to purchase on behalf of a buyer, or recommend that the buyer purchase, any equine asset in which the agent has a direct or indirect interest without the buyer’s prior knowledge and written consent. An agent is also not permitted to receive payments in excess of $500 in connection with the purchase or sale of an equine asset from anyone other than his or her principal, unless the agent and the person making the payment first discloses the payment in writing to both the purchaser and seller, and the agent’s principal consents in writing to the payment. In addition, an agent acting on behalf of a buyer or seller in a transaction involving an equine asset is required, upon the request of his or her principal, to provide the principal with all financial records relating to the transaction.

These laws generally afford a person injured by a violation the right to recover from the violator the difference between the price paid for the equine assets and the actual value of the equine assets at the time of sale, the amount of any undisclosed or unapproved payments made by a third party, and legal fees and expenses.

Operating Expenses

“Operating Expenses” are costs and expenses attributable to the activities of the Series (collectively, “Operating Expenses”), which may be as much as or greater than the actual cost of the interest in the Underlying Asset, including:

•	costs incurred in managing the Underlying Asset related to a Series, including, but not limited to boarding, maintenance, training and transportation costs (the “Upkeep Fees”);

•	costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Underlying Asset, vet checks, Bloodstock Fees, etc. related to the pre-offering operation of the Underlying Asset (“Prepaid Expenses”), and, to the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after the acquisition of the Underlying Asset;

•	costs incurred in preparing any reports and accounts of the Series, including any tax filings and any annual audit of the accounts of the Series (if applicable) or costs payable to any third-party registrar or transfer agent or governmental body and any reports to be filed with the Commission including periodic reports on Forms 1-K, 1-SA and 1-U;

•	any indemnification payments; and

•	any and all insurance premiums or related expenses in connection with the Underlying Asset, including mortality, loss of use, liability and/or medical insurance of an Underlying Asset to insure against the death, injury or third-party liability of racehorse ownership (as described in “Description of the Business – Business of the Company”). The decision to purchase insurance on a horse is made on a horse-by-horse basis. There is no guarantee that a horse you invest in will be insured.

We anticipate that for a majority of the Offerings, we will allocate a sizable portion of such Offering to a cash reserve to be spent on Upkeep Fees of the applicable Underlying Asset. However, if the Operating Expenses exceed the amount of revenues generated from the applicable Underlying Asset, the Manager may (a) advance or loan the amount of the Operating Expenses to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and be entitled to reimbursement of such amount from future revenues generated by such Series (“Operating Expenses Reimbursement Obligation(s)”), and/or (b) cause additional Interests to be issued in order to cover such additional amount. In such cases, until a Series generates revenues from its interest in the applicable Underlying Asset, we expect a Series to, initially, deplete only the Upkeep Fees. We may incur Operating Expenses Reimbursement Obligations or the Manager pays such Operating Expenses incurred and will not seek reimbursement if Operating Expenses exceed revenues and Upkeep Fees.

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In addition, the Manager, in these types of Offerings, retains discretion to also (a) loan the amount of the Operating Expenses to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and/or (b) cause additional Interests to be issued in order to cover such additional amounts.

Regardless of the type of Offering, an Interest Holder will be liable only to the extent of their agreed upon capital contributions and, if no such capital remains at dissolution, such Interest Holder will not be liable for the failure of a Series to repay its underlying debt or liabilities, including the Operating Expenses Reimbursement Obligations.

Indemnification of the Manager

To the fullest extent permitted by applicable law, subject to approval of each Series Manager, all officers, directors, shareholders, partners, members, employees, representatives or agents of the Manager or a Series Manager, or their respective affiliates, employees or agents (each, a “Covered Person”) shall be entitled to indemnification from such Series (and the Company generally) for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Series Manager, or such Series and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement and any Series Agreement, except that no Covered Person shall be entitled to be indemnified for any loss, damage or claim incurred by such Covered Person by reason of fraud, deceit, gross negligence, willful misconduct or a wrongful taking with respect to such acts or omissions; provided, however, that any indemnity under the Operating Agreement shall be provided out of and to the extent of the assets of the such Series only, and no other Covered Person or any other Series or the Company shall have any liability on account thereof.

To the fullest extent permitted by applicable law, subject to approval of a Series Manager, all expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by such Series prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by such Series of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in the Operating Agreement.

Description of the Management Agreement

Each Series will appoint the Manager to serve as Manager (the “Manager”) to manage its interest in the Underlying Asset pursuant to a management agreement (the “Management Agreement”).

The services provided by the Manager will include:

•	Rendering management and administration services and support and other management support needed for Company’s and each Series’ operations;

•	A license to the MyRacehorse™ Platform for the facilitation of the offerings of the Series Interests;

•	Determining which Assets to select and purchase; and

•	Determining the amount of the selling price of the Assets upon disposition thereof.

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The term of the Management Agreement shall commence on the date executed and shall have a term of one (1) year unless earlier terminated as provided for therein. The term of the Management agreement shall be automatically extended for a series of additional one (1) year terms unless Company notifies the Manager in writing of its desire to terminate this Agreement at least sixty (60) days prior to the expiration of the current term.

Each Series will indemnify the Manager out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving as Manager under the Management Agreement with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

A copy of the Management Agreement is attached hereto as Exhibit 6.1.

Amendment to Management Agreement – Management Performance Bonus and Final Gross Proceeds Fee (applicable to future offerings)

The Company and the Manager have entered into an amendment to modify the fee structure payable to the Manager as follows:

Combination of the existing Due Diligence and Management Fee into a “Management/Due Diligence Fee”.

The Company is combining its existing due diligence and management fee structures into a single, ongoing Management/Due Diligence Fee which will cover the Manager’s work on behalf of a Series during its lifecycle. This includes the existing Due Diligence Fee which is a fee paid to Manager as compensation for due diligence services in evaluating, investigation and discovering the Underlying Assets and establishing the Series, not to exceed the maximum Due Diligence Fee as detailed in the Use of Proceeds for each Series. This fee includes the costs associated with managing all aspects of the selection of horses and the establishment of a series. This also includes the selection, management, authority and oversight of third-party contractors such as attorneys, accountants and bloodstock agents. In addition, ongoing work for management of veterinarians, co-owners, trainers, boarding facilities and review and audit of bills (from veterinarians, trainers, farriers etc.) will be covered here. The percentage will be determined on a series-by-series basis. The existing “Management Fee” as discussed below is being transitioned to a “Management Performance Bonus” which will only accrue in certain circumstances as described below.

Creation of “Management Performance Bonus” and “Final Gross Proceeds Fee.”

For newly added Offerings, the “Management Fee” has been combined with the “Due Diligence Fee” resulting in the “Management/Due Diligence Fee”.

In its place, a “Management Performance Bonus” will be in place for newly added offerings and is limited in scope when compared with the past “Management Fee”. For the Management Performance Bonus, the Manager shall receive 10% of all Gross Proceeds from stakes races only.

Separately, for newly added Offerings, in connection with final sales of the Underlying Asset, in addition to the Management Performance Bonus, upon the sale of an Underlying Asset, the Manager shall receive 5% of the Final Sale Gross Proceeds if the Underlying Asset has depreciated and 20% of the Final Sale Gross Proceeds if the Underlying Asset has appreciated (referred to as “Final Gross Proceeds Fee”).

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“Final Sale Gross Proceeds” is defined as the sum of all money generated by the sale of a horse owned by a Series, prior to any deductions that have been made or will be used for expenses. The Underlying Asset appreciation is calculated as the Gross Sale Price minus the Gross Purchase Price.

A copy of the Amendment First Amendment to Management Services Agreement is attached hereto as Exhibit 6.36.

Facilities

The Manager is located at 2456 Fortune Dr., Suite 110, Lexington, Kentucky 40509, and has a three-year lease on the facility. The Manager presently has approximately 17 employees, 5 independent contractors, and 1 advisor. The Company does not have any employees.

Legal proceedings

None of the Company, any series, the Manager, or any director or executive officer of the Manager is presently subject to any material legal proceedings.

Allocation of expenses

To the extent relevant, Offering Expenses, Operating Expenses, revenue generated from interests in underlying assets and any indemnification payments made by the Company will be allocated amongst the various interests in accordance with the Manager’s sole discretion. The Manager intends to allocate items that are allocable to a specific series to be borne by, or distributed to (as applicable), the applicable series of interests. If, however, an item is not allocable to a specific series but to the Company in general, it will be allocated pro rata based on the value of interests in underlying assets (e.g., in respect of asset level insurance) or the number of interests, as reasonably determined by the Manager.

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MANAGEMENT

Manager

The Manager of the Company is Experiential Squared, Inc., a Delaware corporation formed on December 27, 2016 (also referred to as “Experiential” or as “Manager.”)

The Company operates under the direction of the Manager, which is responsible for directing the operations of our business, directing our day-to-day affairs, and implementing our business strategy. The Manager and its officers and directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require. The Manager is responsible for determining maintenance required in order to maintain or improve the asset’s quality, determining how to monetize a Series and other underlying assets at Membership Experience Programs in order to generate profits and evaluating potential sale offers, which may lead to the liquidation of a Series as the case may be.

The Company will follow guidelines adopted by the Manager and implement policies set forth in the Operating Agreement unless otherwise modified by the Manager. The Manager may establish further written policies and will monitor our administrative procedures, asset operations and performance to ensure that the policies are fulfilled. The Manager may change our objectives at any time without approval of our Interest Holders.

The Manager performs its duties and responsibilities pursuant to our Operating Agreement. We have agreed to limit the liability of the Manager and to indemnify the Manager against certain liabilities.

Responsibilities of the Manager

Under Nevada law, the fiduciary duties of a manager to the limited liability company and to its members are limited to that of good faith and fair dealing. The Operating Agreement for the Company has set forth standards by which the duties of the Manager are to be measured.

Among other things, the Operating Agreement recognizes that the Manager (directly or through affiliates) is permitted to conduct outside business activities that may conflict with the Company’s business. The Company's business operations and affairs will be managed entirely by the Manager, which may be subject to certain conflicts of interest. (See “CONFLICTS OF INTEREST”) In addition, the Manager may, if desired, submit any contract or act for approval or ratification by the Members of the Company, and any contract or act approved or ratified by the affirmative vote of the Members holding a majority of percentage interests will not constitute a violation of the Manager’s duties to the Company or its Members.

The Members have not been separately represented by independent legal counsel in their dealings with the Manager. Members must rely on the good faith and integrity of the Manager to act in accordance with the terms and conditions of this Offering. The terms of establishment of the Company, its operations, and the operating agreement has been prepared by the Manager. Therefore, the terms and the Operating Agreement have not been negotiated in an arms' length transaction, and there is no assurance that the Company could not have obtained more favorable terms from a third party for any of these agreements. INVESTORS SHOULD CONSULT WITH THEIR OWN COUNSEL TO EVALUATE ANY AND ALL OF THESE AGREEMENTS AND RELATIONSHIPS.

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The Manager must, on demand, give to any Member or his legal representative true and complete information concerning all Company affairs as required by law. Each Member or his legal representative has the right to inspect and copy the Company books and records upon reasonable request and in accordance with applicable law.

The Operating Agreement provides that the Manager shall have no liability to the Company for losses resulting from errors in judgment or other acts or omissions, as long as (i) the Manager determined, in good faith, that such action or inaction was in, or not opposed to, the best interests of the Company and (ii) such action or inaction did not constitute fraud, deceit, willful misconduct, gross negligence, or a wrongful taking. The Operating Agreement also provides that the Company shall indemnify the Manager against liability and related expenses (including reasonable attorneys' fees and costs) incurred in dealing with the Company, Members or third parties, so long as the standard described above is met. Therefore, Members may have a more limited right of action then they would have absent these provisions in the Operating Agreement. A successful indemnification of the Manager or any litigation that may arise in connection with the Manager's indemnification could deplete the assets of the Company. Members who believe that a breach of the Manager's duty has occurred should consult with their own counsel.

Executive Officers, Directors and Significant Employees of the Manager

The following individuals constitute the Board of Directors, executive management and significant employees of the Manager:

Name	Age	Position	Term of Office (Beginning)	Hours Per Week
Executive Officers and Directors

Michael Behrens	48	Chief Executive Officer, Chief Financial Officer, Secretary, and Director	Inception	Full-Time

Significant Employees

Chris Ransom	46	Head of Operations and Strategy	September 2020	Full-Time
Shona Rotondo	35	Strategic Marketing	January 2020	Part-Time/15 hrs week
Joe Moran	29	Head of Racing and Bloodstock	July 2018	Full-Time
Paige Marcinek	34	Director of Customer Experience	November 2020	Full-Time
Caitlin Dunne	26	Events and Experience Manager	July 2021	Full-Time
Brian DiDonato	36	Edge Operations Manager	February 2023	Part-Time/ 30 hrs week
Rob Dauth	35	Head of Global Product	April 2021	Full-Time

Background of Officers and Directors of the Manager

The following is a brief summary of the background of each director and executive officer of the Manager:

Michael Behrens, Chief Executive Officer, Chief Financial Officer, Secretary and Director

Mr. Behrens has served as the CEO of Experiential Squared, the Manager of the Company, since 2018. Under his leadership, Experiential has managed well over 100 racehorses across the United States and achieved over 70 wins including the Kentucky Derby and Breeders Cup Classic. He has built and led a team of experts in racing management, bloodstock services, content, marketing, legal and technology. Experiential now manages stables in Ireland, the United Kingdom and Australia and is quickly rising to a leadership position in managing, acquiring and selling racehorses. From 2007 to 2020, Mr. Behrens founded MSB Digital, a performance marketing company. From 2016 to 2017, he served as the Chief Marketing Officer of Casper. Mr. Behrens attended California State Polytechnic University- Pomona and San Diego State University.

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Background of Significant Employees

The following is a brief summary of the background of some of our significant employees who build, manage and optimize the horses and our Investor experiences:

Chris Ransom, Head of Operations and Strategy

As our head of operations, Mr. Ransom is responsible for the allocation of capital to our stable in both acquisitions and training and provides a strong role of governance to all use of capital in each series to maximize shareholder value. Since our launch, he has been one of our top strategic advisors and joined the team in 2020. A graduate of Boston University(Bachelor of Science in Business Administration with a concentration in Finance and Accounting), Mr. Ransom has over 20 years of experience as a financial executive in the construction, real estate, and thoroughbred industry. Before joining MyRacehorse, Mr. Ransom operated his own consultancy group from 2016 to 2020 where he provided financial management services to one of the largest owner-operators of industrial real estate in the State of New Jersey. In addition to his work in the Real Estate Sector, Mr. Ransom also managed the equine portfolio for a New York City based sports agency.

Shona Rotondo, Strategic Marketing

Shona Rotondo has been in Marketing at MyRacehorse since February 2021, focusing on overall brand positioning, communications, marketing strategy, and social content development. In addition to these roles, Ms. Rotondo actively manages relationships with outside media partners, racetracks and racing stakeholders. In 2016, Ms. Rotondo co-founded Grand Slam Social, LLC, a boutique social media agency that focuses on marketing strategies for horse racing and equestrian brands and she still serves in such role. A Boston University graduate (Bachelor of Arts in Psychology), Ms. Rotondo spent over a decade in agency roles navigating the evolution of social and digital marketing for companies like Reebok, IBM, and the Breeders’ Cup World Championships.

Joe Moran, Head of Racing and Bloodstock

As head of racing Mr. Moran’s responsibilities include acquiring and managing our stable of runners throughout the United States. In this capacity, Mr. Moran routinely is on site (mornings and afternoons) to watch the runners train and race, coordinate with respective trainers regarding training schedules and race results, as well as develop and maintain key relationships with our racing partners and track officials across all geographic regions. He also spends a significant amount of time at private auctions seeking new prospects to add to the MyRacehorse stable. Mr. Moran, a graduate of Oklahoma Baptist University (Bachelor of Arts in Sports and Recreation Management), has been around the racing industry his entire life. In addition to spending significant time at the barns with his family’s horses, before MyRacehorse in July 2019, Mr. Moran worked in the Andy Mathis barn as a hot walker and groom.

Paige Marcinek, Director of Customer Experience

Paige is a key contributor to the MyRacehorse global strategy and owner experience.  As the Director of Customer Experience, Paige’s principal responsibilities are developing strategies and tactics that delight and enrich our customers and deliver exceptional experiences.

With more than fifteen years of professional experience in the Thoroughbred industry and an Equine Science and Management degree from the University of Kentucky, Paige has had the opportunity to work in different fields to learn and understand all aspects of the business. Her hands-on experience ranges from an assistant trainer in Lexington, KY, Sales Frontman for Taylor Made Sales Agency, and Head of Horsemen’s Relations at the Fair Grounds Race Course, before joining MyRacehorse. Paige has been a Thoroughbred owner since 2007 and is well versed in the industry.

Caitlin Dunne, Events and Experience Manager

Caitlin Dunne is the Events and Experience Manager at MyRacehorse, where she has been a vital team member since 2021. She is responsible for planning, coordinating, and executing special events, as well as capturing content for our owner's enjoyment. Caitlin holds a Bachelor's degree in Communications and Media Studies from Florida Atlantic University and a Master's degree in International Business from Lynn University.

Before joining MyRacehorse, Caitlin gained valuable industry experience as a Sales Coordinator at Wavertree Stables, Inc. Her passion for the equine industry was nurtured from a young age, having grown up on the picturesque Wavertree Farm in Florida, where she worked alongside her parents, Ciaran and Amy Dunne. Caitlin's background, passion and expertise contribute significantly to her role, enhancing the event experiences for MyRacehorse owners.

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Brian DiDonato, Edge Operations Manager

A native of Wethersfield, CT, Brian attended Connecticut College, where he majored in Philosophy and minored in English with an eye towards going to law school - until the horses got in the way. Having gone to Saratoga with his family growing up, he rediscovered the sport while at school and immersed himself in studying the complicated art and science of handicapping.

Brian got his first experience working in racing through a summer press box internship back at prestigious Saratoga. He graduated in 2009 and subsequently joined the editorial staff of the Thoroughbred Daily News. Brian's racing education continued from there, and he gained additional and significant exposure to all facets of the sport while writing for the horse business’s leading daily publication. Brian subsequently got involved in horse ownership with pieces of pinhooks and as a small syndicate investor, and in 2017 started his own bloodstock advisory and syndication business. He brings a combination of communication skills and bloodstock and pedigree knowledge to the Edge/MyRacehorse team, which he joined at the beginning of 2022.

Rob Dauth, Head of Global Product

Rob Dauth is the visionary Head of Global Product at MyRacehorse, where he spearheads the lead in developing and enhancing the cutting-edge MyRacehorse app and technology. In this role, he works closely with customers, compliance, and technology teams to deliver an exceptional digital experience for MyRacehorse owners. Prior to joining MyRacehorse, Rob dedicated six years at Sportsbet, serving as a Product Racing and Brand Manager. He also worked as an Account Executive at Isobar, gaining valuable experience in brand management, strategic innovation, product system design and client relations. Rob holds a Bachelor of Commerce degree in Finance and Marketing from Monash University.

With a dynamic and versatile background in product and creative development, strategy and marketing, Rob plays a pivotal role in driving innovation and elevating the digital journey for MyRacehorse users. His expertise ensures a seamless and engaging experience.

Advances from Manager

See “Management’s Discussion and Analysis of Financial Condition and Results of Operation- Advances from Manager”.

Related Party Transactions

See “Management’s Discussion and Analysis of Financial Condition and Results of Operation – Related Party Transactions”.

Conflicts of Interest

See “Conflicts of Interest” section below for more information.

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COMPENSATION

Compensation of Executive Officers and Significant Employees of the Manager

The Company currently does not have any employees nor does it currently intend to hire any employees who will be compensated directly. The Chief Executive Officer of the Company’s Manager plus other employees of the Manager, manage our day-to-day affairs, oversee the review, selection and recommendation of underlying assets, service acquired assets and monitor the performance of these assets to ensure that they are consistent with the Company’s business objectives. Each of these individuals receives compensation for his or her services, including services performed for the Company on behalf of the Manager, directly from Experiential Squared, Inc. Although the Company may indirectly bear some of the costs of the compensation paid to these individuals, through fees it pays to the Manager, the Company does not, and does not intend to pay any compensation directly to these individuals.

Compensation of Manager

The Manager will receive reimbursement for costs incurred relating to this and other offerings (e.g., Offering Expenses and Operating Expenses) and, in its capacity as Manager, a Due Diligence/Management Fee and an Organizational and Experiential Fee. Neither the Manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of the Interests.

The annual compensation of the Manager for Fiscal Year 2023 was as follows:

Name	Capacities in which compensation was received (e.g., Chief Executive Officer, director, etc.)	Cash compensation ($)	Other compensation ($)	Total compensation ($)
Experiential Squared, Inc.	Manager	$1,795,383	$378,239 (1)	$2,173,622

_____________________

(1)	Compensation related to the Manager performing bloodstock services and general and administrative services in connection with the management for certain Underlying Assets of their respective Series in 2023.

In addition, should a series’ revenue exceed its ongoing Operating Expenses and various other potential financial obligations of the series, the Manager in its capacity as the Manager may receive a Management Performance Bonus and, upon a final sale of an Underlying Asset, a Final Gross Proceeds Fee as described in “Management Performance Bonus and Final Gross Proceeds Fee” above.

A more complete description of Management of the Company is included in “Description of the Business” and “Management”.

Except as set forth herein, we do not have any ongoing plan or arrangement for the compensation of executive officers and our Manager.

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PRINCIPAL INTEREST HOLDERS

The Company is managed by Experiential Squared, Inc. which is also the Company’s 100% owner. Investment and voting control of the Experiential Squared, Inc. is held with Michael Behrens, as its majority shareholder, director and Chief Executive Officer. Experiential Squared, Inc., and/or its affiliates have no intention of owning any of the Interests in the Series at Closing. However, Experiential Squared, Inc., and/or its affiliates, still reserve the right to participate in the Offering on the same terms and conditions as the Investors at their discretion and may opt to convert the applicable Promissory Note into interests that remain unsold in this offering. The address of Experiential Squared, Inc. is 2456 Fortune Dr., Suite 110 Lexington KY 40509.

The following table sets forth information regarding beneficial ownership of the securities of the Company as of August 17, 2024 (i) by each of our officers and directors; (ii) by all of our officers and directors as a group; and (iii) by each person who is known by us to beneficially own more than 10% of any class of our voting securities. Unless otherwise specified, the address of each of the persons set forth below is in care of our company at 2456 Fortune Dr., Suite 110 Lexington KY 40509:

Series Name	Underlying Asset	Name of Beneficial Owner (1)	Number of Beneficiary Shares (1)	Percentage of Interests Beneficially Owned
Company (2)	N/A	Experiential Squared, Inc. (Manager)	N/A	0.00%
Series Adaay In Asia	Adaay in Asia	Experiential Squared, Inc. (Manager)	1,133	22.660%
Series Alliford Bay 21	Alliford Bay 21	Experiential Squared, Inc. (Manager)	3	0.080%
Series Authentic	Authentic	Experiential Squared, Inc. (Manager)	58	0.464%
Series Bajan Bashert	Bajan Bashert	Experiential Squared, Inc. (Manager)	0	0.000%
Series Balletic	Balletic	Experiential Squared, Inc. (Manager)	12	0.120%
Series Bullish Sentiment 21	Blame Mom	Experiential Squared, Inc. (Manager)	3,000	100.000%
Series Blue Curl 22	Blue Curl 22	Experiential Squared, Inc. (Manager)	7	0.140%
Series Cable Boss	Cable Boss	Experiential Squared, Inc. (Manager)	4	0.078%
Series Arch Support 20	Captain Sparrow	Experiential Squared, Inc. (Manager)	0	0.000%
Series Chad Brown Bundle	Chad Brown Bundle	Experiential Squared, Inc. (Manager)	3	0.060%
Series Race Hunter 19	Chasing Time	Experiential Squared, Inc. (Manager)	0	0.000%
Series Classic Cut	Classic Cut	Experiential Squared, Inc. (Manager)	6	0.060%
Series Moonbow 20	Cumberland Falls	Experiential Squared, Inc. (Manager)	8	0.320%
Series Tell the Duchess 19	Duke of Love	Experiential Squared, Inc. (Manager)	686	34.300%
Series Edge Racing Summer Fun	Edge Racing Summer Fun-d	Experiential Squared, Inc. (Manager)	1	0.020%
Series Escape Route	Escape Route	Experiential Squared, Inc. (Manager)	0	0.000%
Series Forever Rose (3)	Forever Rose	Experiential Squared, Inc. (Manager)	1,250	100.000%
Series Future Stars Stable	Future Stars Stable	Experiential Squared, Inc. (Manager)	96	0.960%
Series Lovesick 21	Here's the Kicker	Experiential Squared, Inc. (Manager)	69	0.518%
Series Echo Warrior 19	Hero Status	Experiential Squared, Inc. (Manager)	4	0.067%
Series Sweet Sweet Annie 19	In Due Time	Experiential Squared, Inc. (Manager)	0	0.000%
Series Adjust 20	Jai Ho	Experiential Squared, Inc. (Manager)	0	0.000%
Series Ari the Adventurer 19	Kanthari	Experiential Squared, Inc. (Manager)	5	0.098%
Series Kindle 21	Kindle 21	Experiential Squared, Inc. (Manager)	9	0.150%
Series Knarsdale 21	Knarsdale 21	Experiential Squared, Inc. (Manager)	8	0.157%

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Series Patsys Kim 21	Lady Blitz	Experiential Squared, Inc. (Manager)	17	0.003%
Series Lane Way	Lane Way	Experiential Squared, Inc. (Manager)	2	0.033%
Series Sarrocchi 21	Legitify	Experiential Squared, Inc. (Manager)	5	0.001%
Series Mo Temptation	Mo Temptation	Experiential Squared, Inc. (Manager)	10	0.286%
Series Classic Colts Package	Multiple	Experiential Squared, Inc. (Manager)	0	0.000%
Series Crown It 21	Normandy Queen	Experiential Squared, Inc. (Manager)	0	0.000%
Series One Last Night 21	One Last Night 21	Experiential Squared, Inc. (Manager)	5	0.100%
Series Our Jenny B	Our Jenny B 21	Experiential Squared, Inc. (Manager)	0	0.000%
Series Palace Foal	Palace Foal	Experiential Squared, Inc. (Manager)	510	100.000%
Series Spirit 20	Phantom Ride	Experiential Squared, Inc. (Manager)	6	0.200%
Series I'm a Looker 20	Pioneer Prince	Experiential Squared, Inc. (Manager)	7	0.175%
Series Rosie's Alibi	Rosie's Alibi	Experiential Squared, Inc. (Manager)	5	0.050%
Series The Royal Duet	San Saria 21 and La Cuvee 21	Experiential Squared, Inc. (Manager)	50	0.980%
Series Savvy Sassy 22	Savvy Sassy 22	Experiential Squared, Inc. (Manager)	1	0.010%
Series Elarose 21	Secret Crush	Experiential Squared, Inc. (Manager)	7	0.070%
Series Smart Shopping 21	Seize the Grey	Experiential Squared, Inc. (Manager)	6	0.12%
Series Enchante 21	Simply Enchanting	Experiential Squared, Inc. (Manager)	5	0.080%
Series Song of Lark 21	Fireball Birdie	Experiential Squared, Inc. (Manager)	7	0.270%
Series Margarita Friday 19	Straight No Chaser	Experiential Squared, Inc. (Manager)	24	1.200%
Series Sweet as Sin	Sweet as Sin	Experiential Squared, Inc. (Manager)	3	2.727%
Series Tamboz 21	Catalyst	Experiential Squared, Inc. (Manager)	1	0.015%
Series Tufnel	Tufnel	Experiential Squared, Inc. (Manager)	41	0.788%
Series Twirl Girl 21	Twirl Girl 21	Experiential Squared, Inc. (Manager)	13	65.000%
Series Blue Corner 21	Visceral	Experiential Squared, Inc. (Manager)	1,488	29.176%
Series Who Runs the World	Who Runs the World	Experiential Squared, Inc. (Manager)	7	0.137%
Series The Incredi-Bundle	Incredible and Madame Secretary	Experiential Squared, Inc. (Manager)	17	0.170%
Series The New York Bundle	Multiple	Experiential Squared, Inc. (Manager)	79	1.540%
Series Clair De Lune 22	Clair De Lune 22	Experiential Squared, Inc. (Manager)	3,535	37.020%
Series Blue Devil	Blue Devil	Experiential Squared, Inc. (Manager)	4,025	78.922%
Series Formidable Kitt 22	Formidable Kitt 22	Experiential Squared, Inc. (Manager)	4,071	81.420%
Series Stylishly 23	Stylishly 23	Experiential Squared, Inc. (Manager)	5,000	100.000%
Series Malibu Bonnie 23	Malibu Bonnie 23	Experiential Squared, Inc. (Manager)	10,000	100.000%
Series Spanxamillion 23	Spanxamillion 23	Experiential Squared, Inc. (Manager)	5,000	100.000%

_____________

(1)	Experiential Squared, Inc. or an affiliate holds a promissory note which provides that, at its election, such beneficial owner may convert the outstanding balance of the note, plus an original issue discount (“OID”), as applicable, into the number of unsold Series Interests in the offering of such Series on the date of conversion. As such, such party is deemed to be the beneficial owner of such unsold Series Interests until such time as the Series is fully subscribed. Notwithstanding the foregoing, as to Series offerings closed on or prior to September 18, 2020, such holders listed above are direct Series Interest Holders as all such promissory notes have been converted in full prior to such date.
(2)	The purchase of membership interests in a Series of the Company is an investment only in that Series (and with respect to that Series’ Underlying Asset) and not an investment in the Company as a whole.
(3)	On November 17, 2022, Series Forever Rose Offerings was terminated prior to any securities being offered and removed from such filing.

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DESCRIPTION OF INTERESTS OFFERED

The following is a summary of the principal terms of, and is qualified by reference to the Operating Agreement, attached hereto as Exhibit 2.2, the Series Agreements, attached hereto as exhibits as it relates to each specific Series, and the Subscription Agreement, attached hereto as Exhibit 4.1, relating to the purchase of the applicable Series of Interests. This summary is qualified in its entirety by reference to the detailed provisions of those agreements, which should be reviewed in their entirety by each prospective Investor. In the event that the provisions of this summary differ from the provisions of the Operating Agreement, Series Agreement or the Subscription Agreement (as applicable), the provisions of the Operating Agreement, Series Agreement or the Subscription Agreement (as applicable) shall apply. Capitalized terms used in this summary that are not defined herein shall have the meanings ascribed thereto in the Operating Agreement or Series Agreement.

Series Agreement

Each Series will have its own Series Agreement and a Subscription Agreement. The Series Agreement will include a description of the following investment details, among other things:

•	Such Member classes as the Series Manager may determine to be necessary, appropriate, or advantageous for operation of the Series and meeting its business objectives.

•	The Minimum and Maximum Dollar Amounts for each Series, if any, based on the amount of Capital Contributions needed to acquire, operate and improve the Asset.

•	The Minimum Investment Amount required of an individual Investor by each Series.

•	A tabular summary of the sources and uses of proceeds of the Capital Contributions raised by each Series.

•	The important dates relative to acquisition of the Asset or Capital Contributions needed for each Series.

Rights and Liabilities of Members

The rights, duties and powers of Members are governed by the Operating Agreement and the discussion herein of such rights, duties and powers is qualified in its entirety by reference to such Agreement and Act. Members who become Members in a Series in the manner set forth herein will be responsible for the obligations of the Series and will be liable only to the extent of their agreed upon capital contributions. Members may be liable for any return of capital plus interest if necessary to discharge liabilities existing at the time of such return. Any cash distributed to Members may constitute, wholly or in part, return of capital.

Members will have very limited control over the management of the Company or the Series. Our Manager has sole power and authority over the management of our Company and the individual Series, subject only to certain rights of our Members and our membership as a whole, to vote on certain limited matters. Furthermore, our Manager may only be removed for “Good Cause”, meaning willful misfeasance, bad faith, gross negligence or reckless disregard by the Manager in the performance of its duties, the criminal conviction of a federal or state securities law or any other criminal wrong-doing. To remove the Manager for “Good Cause”, Members holding (i) in excess of 75% of the percentage interests, or (ii) Members holding in excess of 75% of the outstanding percentage interests owned by disinterested Members, must approve.

Therefore, you will not have an active role in our Company’s management and it will be difficult to cause a change in our management.

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Interest Subscriptions

Interests in each Series will be sold for a set price per Interest. To purchase Interests in an individual Series, an Investor must deliver to the Company a Subscription Agreement in the form attached to this Offering Circular as Exhibit 4.1 by completing the online submission at MyRacehorse.com.

Rights, Powers and Duties of Manager

Subject to the right of the Members to vote on certain limited matters, the Manager will have sole control of the business operations of the Series. The Manager is not required to devote full time to Company and Series affairs but only such time as is required for the conduct of Company and Series business. The Manager acting alone has the power and authority to act for and bind the Company or an individual Series.

The Manager is granted the special power of attorney of each Member for the purpose of executing the documents which the Members have expressly agreed to execute and deliver or which are required to be executed, delivered and/or filed under applicable law.

Dividends/Distributions

The Manager will attempt to manage the individual Series so as to issue dividend payments, to the extent of available cash flow. Therefore, (i) 10% of Gross Proceeds shall be payable to the Manager as a Management Performance Bonus; (ii) in the event that the Manager performs bloodstock services for an Underlying Asset, the Manager will also be paid up to 5.0% of the cost of the Underlying Asset for providing such services; and then (iii) the remaining cash available for dividends shall be payable to the Members on a pro rata basis. This shall be calculated as 100% of the dividends available after payment of the Management Performance Bonus and Bloodstock Fee, if applicable, multiplied by a fraction with the fraction being the number of Interests held by the Member as the numerator and the total number of outstanding Interests as the denominator. The Manager shall determine the cash available for dividends after retention of reasonable working capital reserves and payment of liabilities.

Working capital may include pre-paid cash reserve for Prepaid Expenses, and insurance and administrative and general Operating Expenses for a horse for up to twenty-four (24) months. Working capital expenses may be as much as the cost of the interest in the Underlying Asset.

Meetings

The Manager may call a meeting of an individual Series. Unless the notice otherwise specifies, all meetings will be held at the office of the Company. Members have the rights to call meetings accorded to them under the Operating Agreement or the individual Series Agreement and applicable law.

Accounting and Reports

Right of Inspection; Provision of Records to Members

Each Member has the right, upon reasonable request, for purposes reasonably related to the interest of that person as a Member, to inspect and copy during normal business hours any of the records required to be maintained by the Manager under the Act.

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The Manager will furnish to a Member a copy of any amendment to the articles of organization or operating agreement executed by the Manager pursuant to a power of attorney from the Member.

Members will be limited to the inspection of the books and records of the individual Series in which they are a Member.

Annual Report

At such time as the Company has more than thirty-five (35) Members, each of the following shall apply:

The Manager will cause an annual report to be sent to each of the Members not later than one hundred twenty (120) days after the close of the Fiscal Year. The report, which may be sent by electronic transmission, will contain a balance sheet as of the end of the Fiscal Year and an income statement and a statement of cash flows for the Fiscal Year. So long as the Company is required under Regulation A to file reports, this requirement will be satisfied by the filing of the Annual Report on Form 1-K which can be accessed on www.sec.gov.

Members representing at least five (5) percent of the percentage interests, or three or more Members, may make a written request to the Manager for an income statement of the Company for the initial three-month, six-month, or nine-month period of the then-current Fiscal Year ending more than 30 days prior to the date of the request, and a balance sheet of the Company as of the end of such period. The statement will be delivered or mailed to the Members within thirty (30) days thereafter.

The financial statements will be accompanied by the report, if any, of the independent accountants engaged by the Company or, if there is no report, the certificate of the Manager that the financial statements were prepared without audit from the books and records of the Company.

Tax Information

The Company will send or cause information to be sent in writing to each Member within ninety (90) days after the end of each taxable year the information necessary to complete federal and state income tax or information returns. Based on the Company’s intention to treat each Series as a corporation for tax purposes, the primary reporting Members should expect is through Form 1099.

Limited Voting Rights of Members

The affirmative vote of a Majority of Interests of all of the Members associated with a Series shall be required for the Company to merge or consolidate with or into, or convert into, another entity, but not to enter into a joint venture arrangement with another party or sell an Underlying Asset.

A Series Manager may be removed at any time, for Good Cause, by the decision of such Series Members owning more than seventy-five percent (75%) of the Percentage Interests in that Series.

Certain actions may require both a majority of all percentage interests in the Company and the consent of the Manager, as provided in such Series Agreement.

The disposition by the Company of all or substantially all of the Company’s assets includes the disposition of all or substantially all of the assets of all of the Company’s subsidiaries in a single transaction or series of transactions but expressly excludes a sale of the assets of any single Series that owns a single Asset, which may be made by the Manager without the consent of Members.

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Withdrawal from a Series

Each Series expects to operate for approximately four (4) to six (6) years at which time the Underlying Asset of the Series will be retired. Thereafter, the Members shall receive a return of their capital, if available. The Members should not expect withdrawal prior to this time.

Dissolution and Winding-Up

The Series Manager may dissolve the Series at any time once the Series Assets have been sold. The dissolution may only be ordered by the Series Manager or the Company, not by an owner of Series Membership Interests or by any Member of the Series. Upon dissolution of a Series, all Members of that Series will participate in the Series’ liquidating distributions, in accordance with the distributions in effect during the term and thereafter in proportion to their relative capital accounts.

Upon the sale of an Underlying Asset or the dissolution or termination of the Series, the Manager or an affiliate may be entitled to a repayment of its Operating Expenses Reimbursement Obligation(s), if any, as repayment of liabilities incurred related to Upkeep Fees on behalf of the Series. This may result in the reduction of liquidating distributions to Members.

Limitations on Transferability

The Operating Agreement and Series Agreement place substantial limitations upon transferability of the Interests. Any transferee (including a donee) must be a person or entity which would have been qualified to purchase an Interest in this Offering and a transferee may not become a substituted Member without the consent of the Manager. A transferee who does not become a substituted Member will own an economic interest which entitles him or her only to the share of income or return of capital to which the transferor would be entitled. In addition, there are certain rights of first refusal on any transfer.

Term of the Company

The Manager intends to operate the Company on a perpetual basis until a dissolution event.

Dispute Resolution

The Company and the Operating Agreement will be governed by Nevada law and any dispute in relation to the Company and the Operating Agreement is subject to the dispute resolution provisions set forth therein. If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement, it would be required to do so in compliance with these dispute resolution provisions. Notwithstanding the foregoing, mandatory arbitration provisions set forth therein do not apply to claims made under federal and state securities laws.

Listing

The Interests are not currently listed or quoted for trading on any national securities exchange or national quotation system.

Transfer Agent and Registrar

The company has appointed Vertalo, Inc. as its SEC-registered transfer agent.

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MATERIAL UNITED STATES TAX CONSIDERATIONS

The following is a summary of the material United States federal income tax consequences of the ownership and disposition of the Interests to United States holders, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in United States federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service (the “IRS”), with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any United States state or local or any non-United States jurisdiction or under United States federal gift and estate tax laws. In addition, this discussion does not address tax considerations applicable to an Investor’s particular circumstances or to Investors that may be subject to special tax rules, including, without limitation:

(i)	banks, insurance companies or other financial institutions;

(ii)	persons subject to the alternative minimum tax;

(iii)	tax-exempt organizations;

(iv)	dealers in securities or currencies;

(v)	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

(vi)	persons that own, or are deemed to own, more than five percent of our Interests (except to the extent specifically set forth below);

(vii)	certain former citizens or long-term residents of the United States;

(viii)	persons who hold our Interests as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

(ix)	persons who do not hold our Interests as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes); or

(x)	persons deemed to sell our Interests under the constructive sale provisions of the Code.

You are urged to consult your tax advisor with respect to the application of the United States federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our Interests arising under the United States federal estate or gift tax rules or under the laws of any United States state or local or any foreign taxing jurisdiction or under any applicable tax treaty.

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Definitions

U.S. Holder. A “U.S. Holder” includes a beneficial owner of the Interests that is, for U.S. federal income tax purposes, an individual citizen or resident of the United States.

Taxation of each Series of Interests as a “C” Corporation

The Company, although formed as a Nevada series limited liability company eligible for tax treatment as a “partnership,” has affirmatively elected for each Series of Interests to be taxed as a “C” corporation under Subchapter C of the Code for all federal and state tax purposes. Thus, each Series of Interests will be taxed at regular corporate rates on its taxable income before making any distributions to Interest Holders as described below. The current Federal tax rate on corporations is 21%.

Taxation of Distributions to Investors

Distributions to U.S. Holders out of the Company’s current or accumulated earnings and profits will be taxable as dividends. A U.S. Holder who receives a distribution constituting “qualified dividend income” may be eligible for reduced federal income tax rates. U.S. Holders are urged to consult their tax advisors regarding the characterization of corporate distributions as “qualified dividend income”. Distributions in excess of the Company’s current and accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that the distributions do not exceed the adjusted tax basis of the U.S. Holder’s Interests. Rather, such distributions will reduce the adjusted basis of such U.S. Holder’s Interests. Distributions in excess of current and accumulated earnings and profits that exceed the U.S. Holder’s adjusted basis in its Interests will be taxable as capital gain in the amount of such excess if the Interests are held as a capital asset. Investors should note that Section 1411 of the Code, added by the Health Care and Education Reconciliation Act of 2010, added a new 3.8% tax on certain investment income (the “3.8% NIIT”), effective for taxable years beginning after December 31, 2012. In general, in the case of an individual, this tax is equal to 3.8% of the lesser of (i) the taxpayer’s “net investment income” or (ii) the excess of the taxpayer’s adjusted gross income over the applicable threshold amount ($250,000 for taxpayers filing a joint return, $125,000 for married individuals filing separate returns and $200,000 for other taxpayers). In the case of an estate or trust, the 3.8% tax will be imposed on the lesser of (x) the undistributed net investment income of the estate or trust for the taxable year, or (y) the excess of the adjusted gross income of the estate or trust for such taxable year over a beginning dollar amount (currently $7,500 of the highest tax bracket for such year). U.S. Holders should note that for tax years beginning in 2013 and thereafter dividends will be included as investment income in the determination of “net investment income” under Section 1411(c) of the Code.

Taxation of Dispositions of Interests

Upon any taxable sale or other disposition of our Interests, a U.S. Holder will recognize gain or loss for federal income tax purposes on the disposition in an amount equal to the difference between the amount of cash and the fair market value of any property received on such disposition; and the U.S. Holder’s adjusted tax basis in the Interests. A U.S. Holder’s adjusted tax basis in the Interests generally equals his or her initial amount paid for the Interests and decreased by the amount of any distributions to the Investor in excess of the Company’s current or accumulated earnings and profits. In computing gain or loss, the proceeds that U.S. Holders receive will include the amount of any cash and the fair market value of any other property received for their Interests, and the amount of any actual or deemed relief from indebtedness encumbering their Interests. The gain or loss will be long-term capital gain or loss if the Interests are held for more than one year before disposition. Long-term capital gains of individuals, estates and trusts currently are taxed at a maximum rate of 20% (plus any applicable state income taxes) plus the 3.8% NIIT. The deductibility of capital losses may be subject to limitation and depends on the circumstances of a particular U.S. Holder; the effect of such limitation may be to defer or to eliminate any tax benefit that might otherwise be available from a loss on a disposition of the Interests. Capital losses are first deducted against capital gains, and, in the case of non-corporate taxpayers, any remaining such losses are deductible against salaries or other income from services or income from portfolio investments only to the extent of $3,000 per year.

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Backup Withholding and Information Reporting

Generally, the Company must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report will be sent to you.

Payments of dividends or of proceeds on the disposition of the Interests made to you may be subject to additional information reporting and backup withholding at a current rate of 24% unless you establish an exemption. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a United States person.

Backup withholding is not an additional tax; rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

The preceding discussion of United States federal tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular United States federal, state and local and foreign tax consequences, if applicable, of purchasing, holding and disposing of our Interests, including the consequences of any proposed change in applicable laws.

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WHERE TO FIND ADDITIONAL INFORMATION

This Offering Circular describes all of the material provisions of the documents referred to or pertinent to the matters discussed herein.  However, this Offering Circular does not purport to restate all of the provisions thereof, and potential Investors should read all such documents for a complete description of the terms relating to an investment in us. All potential Investors in the Interests are entitled to review copies of any other agreements relating to any Series of Interests described in this Offering Circular and Offering Circular Supplements, if any.  In the Subscription Agreement, you will represent that you are completely satisfied with the results of your pre-investment due diligence activities.

The Manager will answer inquiries from potential Investors in the Offerings concerning any of the Series of Interests, the Company, the Manager and other matters relating to the offer and sale of the Interests under the Offering Circular and Offering Circular Supplements. The Company will afford the potential Investors in the Interests the opportunity to obtain any additional information to the extent the Company possesses such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this Offering Circular.

Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Offering Circular and Offering Circular Supplements to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the Offering Circular and Offering Circular Supplements, except as so modified or superseded.

Requests and inquiries regarding the Offering Circular should be directed to:

My Racehorse CA LLC

2456 Fortune Dr., Suite 110

Lexington, KY 40509

E-Mail: support@myracehorse.com

Tel: 888-697-2234

Attention: Michael Behrens

We are required to file periodic reports, offering statements, and other information with the Commission pursuant to the Securities Act. Such reports and other information filed by us with the Commission are available free of charge on the Commission’s website at www.sec.gov. We will also provide requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense.

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EXHIBIT INDEX

Exhibit 2.1	Articles of Organization (1)
Exhibit 2.2	Second Amended and Restated Series Limited Liability Company Agreement (2)
Exhibit 3.55	Series Agreement for Blue Devil (6)
Exhibit 3.56	Series Agreement for Clair De Lune 22 (7)
Exhibit 3.57	Series Agreement for Formidable Kitt 22 (8)
Exhibit 3.58	Series Agreement for Stylishly 23*
Exhibit 3.59	Series Agreement for Malibu Bonnie 23*
Exhibit 3.60	Series Agreement for Spanxamillion 23*
Exhibit 4.1	Form of Subscription Agreement (3)
Exhibit 6.1	Management Services Agreement by and between My Racehorse CA LLC and Experiential Squared, Inc. (1)
Exhibit 6.2	Broker-Dealer Agreement by and between My Racehorse CA LLC and Dalmore Group, LLC (1)
Exhibit 6.3	Vertalo Subscription Agreement by and between My Racehorse CA LLC and Vertalo, Inc. (1)
Exhibit 6.36	First Amendment to Management Services Agreement by and between My Racehorse CA LLC and Experiential Squared, Inc. (1)
Exhibit 6.112	Profit Participation Convertible Note for Blue Devil (6)
Exhibit 6.113	Equine Co-Ownership Agreement for Blue Devil (6)
Exhibit 6.114	OID Convertible Note for Clair De Lune 22 (7)
Exhibit 6.115	OID Convertible Note for Formidable Kitt 22 (8)
Exhibit 6.116	OID Convertible Note for Stylishly 23*
Exhibit 6.117	OID Convertible Note for Malibu Bonnie 23*
Exhibit 6.118	OID Convertible Note for Spanxamillion 23*
Exhibit 11.1	Consent of IndigoSpire CPA Group, LLC*
Exhibit 12.1	Opinion of Procopio, Cory, Hargreaves & Savitch LLP *
Additional Exhibits	Additional Exhibits – Part I, Item 6*

 _______________________

*	Filed herewith.
(1)	Filed with the Company’s Form 1-A dated February 22, 2022 and incorporated by reference herein.
(2)	Filed with the Company’s Post Qualification Amendment No. 1 to Form 1-A dated May 6, 2022 and incorporated by reference herein.
(3)	Filed with the Company’s Post Qualification Amendment No. 2 to Form 1-A dated June 24, 2022 and incorporated by reference herein.
(4)	Filed with the Company’s Post Qualification Amendment No. 10 to Form 1-A, dated May 3, 2023 and incorporated by reference.
(5)	Filed with the Company’s Post Qualification Amendment No. 14 to Form 1-A, dated October 13, 2023 and incorporated by reference.
(6)	Filed with the Company’s Post Qualification Amendment No. 16 to Form 1-A, dated December 12, 2023 and incorporated by reference.
(7)	Filed with the Company’s Post Qualification Amendment No. 18 to Form 1-A, dated June 21, 2024 and incorporated by reference.
(8)	Filed with the Company’s Post Qualification Amendment No. 19 to Form 1-A, dated July 29, 2024 and incorporated by reference.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, State of Kentucky, on August 22, 2024.

MY RACEHORSE CA LLC

By: Experiential Squared, Inc., its Manager

By: /s/ Michael Behrens
Name: Michael Behrens
Title: Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Behrens Name: Michael Behrens	Chief Executive Officer, Chief Financial Officer and Secretary of Experiential Squared, Inc. (Principal Executive Officer and Principal Financial Officer)	August 22, 2024
MY RACEHORSE CA LLC By: /s/ Michael Behrens Name: Michael Behrens Title: Chief Executive Officer	Manager	August 22, 2024

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